Exhibit 99.1
FOURTH QUARTER 2009
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (FHN) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain capital-related non-GAAP ratios are included in this financial supplement. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible common assets, tangible book value per common share, tier 1 common to risk weighted assets, and adjusted tangible common equity to risk weighted assets. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of these ratios provides a meaningful base for comparability to other financial institutions as these ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 34 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
-Traditional banking services for consumers and businesses

-Activities include lending and deposit taking, investments, insurance, financial planning, trust services, asset management, cash management, and health savings accounts

-Primarily southeastern U.S. footprint, with 183 financial centers in Tennessee and nearby markets

-First Tennessee banking franchise and middle market lending are key businesses
Capital Markets
-Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad

-Other capital markets products include:
-Portfolio advisory

-Derivatives

-Loan trading
-Correspondent banking provides credit, depository, and other banking related services to other financial institutions
Corporate
-Includes executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, and legal functions

-Also includes funding function for the corporation and any impact from balance sheet positioning
Mortgage Banking
-Primarily consists of first lien mortgage originations in the Tennessee market and legacy servicing

-In a transaction that closed on August 31, 2008, First Horizon National Corp. sold its mortgage servicing platform and origination offices outside Tennessee
National Specialty Lending
-Wind-down portfolio that includes lending activities such as consumer lending and construction lending outside the Regional Banking footprint

-Construction lending includes national home builder, one-time close, and commercial real estate portfolios
- In January 2008, FHN announced the discontinuation of national home builder and commercial real estate lending through its First Horizon Construction Lending offices
-Consumer lending consists mainly of national retail-originated home equity loans and lines

PERFORMANCE HIGHLIGHTS

Summary of Fourth Quarter 2009 Significant Items
(in millions)

Segment	Item	Income Statement	Pre-Tax	Comments

Corporate	Restructuring, Repositioning, & Efficiency Initiatives	Noninterest expense: Other	$(13.4)	Contract cancellation resulting in $9.4 million asset write-off and $4.0 million termination fee. Charges resulted in a $4 million cash impact.

	Restructuring, Repositioning, & Efficiency Initiatives	Various	$(12.1)	Restructuring costs related to the sale and closure of Atlanta insurance business. Charges resulted in a $1 million cash impact.

	Restructuring, Repositioning, & Efficiency Initiatives	Various	$(5.1)	Restructuring costs related to the sale and closure of Louisville Remittance Processing (lockbox service). Charges resulted in a $1 million cash impact.

	Restructuring, Repositioning, & Efficiency Initiatives	Various expense	$(0.6)	Miscellaneous other non-cash charges related to repositioning activities. Includes $.3 million expense reflected in discontinued operations.

Mortgage Banking	Foreclosure and Repurchase Provision	Noninterest expense: Mortgage banking foreclosure and repurchase provision	$(59.3)	Provision related to legacy origination platform from mortgage foreclosure and repurchase activity.

Various	OREO Fair Value Adjustments and Expenses	Noninterest expense: Other	$(13.1)	Primarily reflects depreciation in OREO fair value and losses on sales.

(Fourth Quarter 2009 vs. Third Quarter 2009)

Asset Quality
-	Allowance as a percentage of loans ratio decreased to 495 basis points from 510 basis points in prior quarter
-	Reflects $47.9 million reserve decrease in current quarter
-	NPAs decreased 14 percent from prior quarter, NPA ratio decreased to 556 basis points from 638 basis points
-	NPL decline is primarily a result of national construction loan wind-down
-	Provision expense decreased to $135.0 million in the fourth quarter compared to $185.0 million in third quarter

-	Commercial Portfolio
-	Increase in C&I reserves is primarily related to concern in bank holding company and trust preferred loan portfolios

-	Income CRE reserves relatively flat compared with prior quarter

-	Residential CRE reserves decreased as national portfolio winds down
-	Consumer Portfolio
-	Home equity reserves slightly increased in regional banking, $18.1 million reserve decrease in national specialty lending

-	Permanent mortgage reserves increased $23.1 million in response to increased observed severities

-	OTC reserves decreased by $47.7 million as a result of the portfolio wind down and better than expected resolutions
-	Net charge-offs were 400 annualized basis points of average loans, down from 424 basis points in prior quarter
-	Net charge-offs were $182.9 million in fourth quarter compared to $201.7 million in prior quarter
-	Income CRE and Res CRE net charge-offs ratios increased, all other portfolios were flat or decreased from prior quarter
-	Charging off almost all impaired commercial loan balances down to most likely estimate of collateral value net of costs to sell
Capital
-	Continued quarterly dividend payable in common stock

-	Current ratios improved and continue to benefit from balance sheet contraction (estimated based on period end balances)
-	7.75% for tangible common equity to tangible assets

-	16.3% for Tier I

-	21.8% for Total Capital

-	9.8% for Tier 1 Common
-	CPP Preferred dividend of $14.9 million in fourth quarter
-	$10.8 million effect of cash dividend

-	$4.1 million of amortization to accrete initial discounted book value up to face value
Taxes
-	Approximately $4 million positive quarterly effect from permanent tax credits
-	Prior quarter included an $8.4 million negative tax effect due to surrender of BOLI contract

PERFORMANCE HIGHLIGHTS (continued)

(Fourth Quarter 2009 vs. Third Quarter 2009)

Regional Banking
-	Net interest margin expanded to 4.97% from 4.80% in third quarter
-	Reflects favorable loan pricing on commercial loans and reduction in commercial balances with lower spreads
-	Noninterest income decreased to $79.5 million from $81.4 million in third quarter

-	Provision expense decreased to $43.5 million from $63.1 million
-	Reduction in commercial reserves more than offset the home equity reserve increase
-	Noninterest expense decreased to $154.7 million from $169.9 million in prior quarter
-	Current quarter personnel expense declined by $3.5 million from third quarter
-	Losses on foreclosed assets were down $6.6 million and credit losses on customer derivatives also declined from third quarter
Capital Markets
-	Fixed income revenues were $111.0 million in fourth quarter compared to $120.5 million in prior quarter
-	Average daily revenue of $1.8 million in fourth quarter, down slightly from $1.9 million in prior quarter
-	Other product revenues were $8.5 million in fourth quarter compared to $10.3 million in third quarter
-	Provision expense decreased to $24.2 million from $54.2 million
-	Experienced lower charge-offs in the fourth quarter, but incremental deterioration in bank holding company and trust preferred loan portfolios
-	Noninterest expense decreased $4.4 million to $82.1 million as a result of lower production volumes
Corporate
-	Net pre-tax restructuring, repositioning, and efficiency charges were $31.2 million in fourth quarter 2009 compared with $15.7 million in third quarter
-	Noninterest income declined by $23.4 million as fourth quarter reflects $9.2 million loss on divestitures
-	Current quarter includes $3.6 million of gains on the repurchase of debt, prior quarter included $12.8 million of gains
-	Noninterest expense increased $23.5 million to $40.7 million
-	Reflects $22.3 million loss due to restructuring, repositioning, and efficiency initiatives
-	Current quarter includes $.3 million goodwill impairment compared to prior quarter’s $14.0 million goodwill impairment within discontinued operations related to FTN Financial’s institutional equity research group
Mortgage Banking
-	Noninterest income declined to $46.1 million from $60.8 million in third quarter
-	Positive net hedging results were $24.2 million compared to $30.8 million in the prior quarter
-	Decreased origination income primarily due to $3 million negative fair value adjustment to the mortgage warehouse
-	Prior quarter included $5 million positive fair value adjustment to the mortgage warehouse
-	Noninterest expense increased to $79.6 million in fourth quarter from $48.1 million in prior quarter
-	Provisioning for foreclosure and repurchase losses related to legacy origination platform of $59.3 million in fourth quarter, $25.8 million in prior quarter
-	Provision expense increased $21.1 million to $9.3 million reflecting deterioration in the Permanent Mortgage portfolio
National Specialty Lending
-	Period-end loans declined approximately $487 million
-	Provision for loan losses decreased $21.6 million
-	Reflects $65 million reserve reduction primarily due to wind-down of OTC and Homebuilder portfolios
-	Noninterest income decreased sequentially by $5.3 million due to a third quarter transfer of MSR and a residual valuation adjustment
-	Noninterest expense increased to $33.1 million from $28.2 million in the third quarter
-	Increase in noninterest expense due to higher foreclosure costs

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Quarterly, Unaudited

(Thousands, rounded)	4Q09	3Q09	2Q09	1Q09	4Q08

By Income Statement Impact
Noninterest income
Mortgage banking	$600	$—	$—	$(1,100)	$—
Losses on divestitures	(9,200)	—	—	—	(100)
Noninterest expense
Employee compensation, incentives, and benefits	1,400	700	700	2,700	500
Legal and professional fees	600	—	—	100	300
Occupancy	1,700	800	(600)	—	(200)
Goodwill impairment	2,300	—	—	—	—
All other expense	16,300	—	200	800	9,500

Total loss before income taxes	(30,900)	(1,500)	(300)	(4,700)	(10,200)
Loss from discontinued operations, net of tax (a)	(300)	(14,200)	—	—	(100)

Net loss	$(31,200)	$(15,700)	$(300)	$(4,700)	$(10,300)

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	3Q09 and 4Q09 primarily includes goodwill impairment related to the Capital Markets institutional equity research business.

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Income Statement Highlights
Net interest income	$189,894	$190,901	$199,086	$196,587	$204,948	(1)%	(7)%
Noninterest income	247,095	303,753	284,513	399,348	325,021	(19)%	(24)%
Securities gains/(losses), net	(911)	65	(330)	(2)	1,346	NM	NM

Total revenue	436,078	494,719	483,269	595,933	531,315	(12)%	(18)%

Noninterest expense	390,343	349,901	402,486	407,803	334,569	12%	17%
Provision for loan losses	135,000	185,000	260,000	300,000	280,000	(27)%	(52)%

Loss before income taxes	(89,265)	(40,182)	(179,217)	(111,870)	(83,254)	(122)%	(7)%
Benefit for income taxes	(38,111)	(15,368)	(74,043)	(47,423)	(31,317)	(148)%	(22)%

Loss from continuing operations	(51,154)	(24,814)	(105,174)	(64,447)	(51,937)	(106)%	2%
Income/(loss) from discontinued operations, net of tax	(1,690)	(10,200)	(308)	(648)	442	83%	NM

Net loss	(52,844)	(35,014)	(105,482)	(65,095)	(51,495)	(51)%	(3)%

Net income attributable to noncontrolling interest (a)	2,839	2,969	2,844	2,750	4,236	(4)%	(33)%

Net loss attributable to controlling interest	(55,683)	(37,983)	(108,326)	(67,845)	(55,731)	(47)%	*

Preferred stock dividends (b)	14,897	14,876	14,856	14,956	7,413	*	101%
Loss available to common shareholders	$(70,580)	$(52,859)	$(123,182)	$(82,801)	$(63,144)	(34)%	(12)%

Common Stock Data
Diluted EPS from continuing operations (c)	$(0.31)	$(0.19)	$(0.56)	$(0.37)	$(0.29)	(60)%	(7)%
Diluted EPS (c)	(0.32)	(0.24)	(0.56)	(0.37)	(0.29)	(33)%	(11)%
Diluted shares (c)	220,438	220,438	220,384	220,382	220,312	*	*
Period-end shares outstanding (c)	221,980	221,927	221,903	221,621	220,745	*	1%
Stock dividend rate declared per share	1.4971%	1.5901%	1.5782%	2.6673%	1.8370%

Balance Sheet Highlights (Period End)
Total loans, net of unearned income	$18,123,884	$18,524,685	$19,585,827	$20,572,477	$21,278,190	(2)%	(15)%
Total deposits	14,867,215	14,234,983	14,977,461	14,910,055	14,241,814	4%	4%
Total assets	26,068,678	26,465,852	28,758,943	31,208,024	31,021,980	(2)%	(16)%
Total liabilities	22,766,210	23,095,643	25,364,961	27,700,348	27,447,348	(1)%	(17)%
Total equity	3,302,468	3,370,209	3,393,982	3,507,676	3,574,632	(2)%	(8)%

Asset Quality Highlights
Allowance for loan losses	$896,914	$944,765	$961,482	$940,932	$849,210	(5)%	6%
Allowance / period-end loans	4.95%	5.10%	4.91%	4.57%	3.99%
Net charge-offs	$182,851	$201,718	$239,449	$208,278	$191,246	(9)%	(4)%
Net charge-offs (annualized) / average loans	4.00%	4.24%	4.77%	3.97%	3.61%
Non-performing assets (NPA)	$1,051,393	$1,220,489	$1,233,077	$1,252,153	$1,157,957	(14)%	(9)%
NPA % (d)	5.56%	6.38%	6.15%	5.98%	5.38%

Key Ratios & Other
Return on average assets (annualized)	(0.79)%	(0.52)%	(1.46)%	(0.87)%	(0.66)%
Return on average common equity (annualized)	(12.25)%	(9.02)%	(20.96)%	(13.44)%	(9.30)%
Net interest margin	3.19%	3.14%	3.05%	2.89%	2.96%
Fee income to total revenue	57%	61%	59%	67%	61%
Efficiency ratio	89.51%	70.73%	83.28%	68.43%	62.97%
Book value per common share	$9.95	$10.28	$10.40	$10.95	$11.31
Tangible book value per common share (e)	$9.03	$9.29	$9.35	$9.88	$10.22
Adjusted tangible common equity to risk weighted assets (e)	9.06%	9.06%	8.71%	8.61%	8.80%
FTE employees	5,731	5,837	5,971	6,033	6,095	(2)%	(6)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Represents preferred dividends previously reported in NIOE. Currently reported as noncontrolling interest due to adoption of change in accounting for presentation of minority interests.

(b)	4Q09 includes $4.1 million amortization of initial discounted book value of CPP preferred.

(c)	Shares restated for stock dividends distributed through January 1, 2010.

(d)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.

(e)	Refer to the Non-GAAP to GAAP Reconciliation on page 34 of this financial supplement.

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Interest income	$230,991	$236,360	$255,495	$270,093	$331,554	(2)%	(30)%
Less interest expense	41,097	45,459	56,409	73,506	126,606	(10)%	(68)%

Net interest income	189,894	190,901	199,086	196,587	204,948	(1)%	(7)%
Provision for loan losses	135,000	185,000	260,000	300,000	280,000	(27)%	(52)%

Net interest income/(loss) after provision for loan losses	54,894	5,901	(60,914)	(103,413)	(75,052)	NM	173%

Noninterest income:
Capital markets	117,966	129,043	179,384	205,700	163,021	(9)%	(28)%
Mortgage banking (a)	45,007	59,211	15,483	115,749	80,087	(24)%	(44)%
Deposit transactions and cash management	41,176	41,738	41,815	39,032	43,882	(1)%	(6)%
Trust services and investment management	7,664	7,347	7,651	6,820	7,675	4%	*
Brokerage management fees and commissions	6,518	7,315	6,469	6,632	7,307	(11)%	(11)%
Insurance commissions	5,868	5,907	6,555	6,918	6,806	(1)%	(14)%
Securities gains/(losses), net	(911)	65	(330)	(2)	1,346	NM	(168)%
Revenue from loan sales and securitizations	(1,131)	2,155	552	969	(782)	(152)%	(45)%
Losses on divestitures (a)	(9,183)	—	—	—	(106)	NM	NM
Other (b)	33,210	51,037	26,604	17,528	17,131	(35)%	94%

Total noninterest income	246,184	303,818	284,183	399,346	326,367	(19)%	(25)%

Adjusted gross income after provision for loan losses	301,078	309,719	223,269	295,933	251,315	(3)%	20%

Noninterest expense:
Employee compensation, incentives and benefits (a)	163,280	178,734	193,392	242,175	173,549	(9)%	(6)%
Mortgage banking foreclosure and repurchase provision	59,344	25,751	29,099	12,267	2,752	130%	NM
Legal and professional fees (a)	20,433	17,077	14,742	13,869	17,463	20%	17%
Occupancy (a)	17,937	16,207	15,536	15,722	18,787	11%	(5)%
Operations services	15,046	15,392	16,708	15,339	18,148	(2)%	(17)%
Foreclosed real estate	13,144	21,221	21,798	10,033	8,189	(38)%	61%
Contract employment	9,134	7,956	8,966	10,161	11,567	15%	(21)%
Equipment rentals, depreciation and maintenance	8,744	8,695	8,238	8,628	11,373	1%	(23)%
Deposit insurance premium	8,495	8,796	21,353	7,628	4,288	(3)%	98%
Computer software	6,655	6,871	6,474	6,883	7,134	(3)%	(7)%
Communications and courier	6,272	6,837	6,931	6,920	7,403	(8)%	(15)%
Loan closing costs	5,994	4,503	7,414	5,139	3,129	33%	92%
Goodwill Impairment (a)	2,294	—	—	—	—	NM	NM
Amortization of intangible assets	1,427	1,445	1,509	1,636	1,805	(1)%	(21)%
Other (a)(c)	52,144	30,416	50,326	51,403	48,982	71%	6%

Total noninterest expense	390,343	349,901	402,486	407,803	334,569	12%	17%

Loss before income taxes	(89,265)	(40,182)	(179,217)	(111,870)	(83,254)	(122)%	(7)%
Benefit for income taxes	(38,111)	(15,368)	(74,043)	(47,423)	(31,317)	(148)%	(22)%

Loss from continuing operations	$(51,154)	$(24,814)	$(105,174)	$(64,447)	$(51,937)	(106)%	2%
Income/(loss) from discontinued operations, net of tax (a)	(1,690)	(10,200)	(308)	(648)	442	83%	NM

Net loss	$(52,844)	$(35,014)	$(105,482)	$(65,095)	$(51,495)	(51)%	(3)%
Net income attributable to noncontrolling interest (c)	2,839	2,969	2,844	2,750	4,236	(4)%	(33)%

Net loss attributable to controlling interest	$(55,683)	$(37,983)	$(108,326)	$(67,845)	$(55,731)	(47)%	*

Preferred stock dividends (d)	14,897	14,876	14,856	14,956	7,413	*	101%
Net loss available to common shareholders	$(70,580)	$(52,859)	$(123,182)	$(82,801)	$(63,144)	(34)%	(12)%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
4Q09 Key Impacts
(a)	Includes a portion of net charges for $31.2 million, see Restructuring, Repositioning & Efficiency Initiatives page for further details.

(b)	Includes $3.6 million gain on repurchase of debt.

(c)	Represents preferred dividends previously reported in NIOE. Currently reported as noncontrolling interest due to adoption of change in accounting for presentation of minority interests.

(d)	Includes $4.1 million amortization of initial discounted book value of CPP preferred.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Other Income
Bank owned life insurance	$5,252	$6,066	$4,295	$4,131	$5,107	(13)%	3%
Bankcard income	5,016	5,173	5,076	4,896	5,226	(3)%	(4)%
ATM interchange fees	3,697	2,704	2,729	2,205	2,485	37%	49%
Gain on repurchase of debt	3,552	12,800	—	60	2,330	(72)%	52%
Other service charges	2,451	2,645	3,030	3,521	3,002	(7)%	(18)%
Remittance processing	2,280	2,968	3,374	3,143	3,160	(23)%	(28)%
Reinsurance fees	1,786	1,760	2,788	2,796	2,624	1%	(32)%
Letter of credit	1,785	1,476	1,368	1,360	1,322	21%	35%
Electronic banking fees	1,428	1,465	1,518	1,609	1,492	(3)%	(4)%
Deferred compensation	466	5,006	4,957	(2,743)	(12,531)	(91)%	104%
Consumer loan repurchases	(158)	1,760	(11,982)	(9,950)	(2,389)	(109)%	93%
Other	5,655	7,214	9,451	6,500	5,303	(22)%	7%

Total	$33,210	$51,037	$26,604	$17,528	$17,131	(35)%	94%

Other Expense
Advertising and public relations	$5,567	$5,465	$5,229	$5,813	$7,284	2%	(24)%
Low income housing expense	5,533	5,833	5,509	5,125	4,289	(5)%	29%
Other insurance and taxes	3,326	2,924	3,239	2,899	2,838	14%	17%
Travel and entertainment	2,383	2,139	2,691	2,334	2,834	11%	(16)%
Customer relations	1,961	1,610	1,960	2,288	1,896	22%	3%
Loan insurance expense	1,854	1,988	2,057	1,912	1,482	(7)%	25%
Supplies	1,309	1,570	1,512	270	2,020	(17)%	(35)%
Bank examination costs	1,194	1,194	1,248	1,248	514	*	132%
Employee training and dues	1,083	1,282	1,537	1,425	1,759	(16)%	(38)%
Fed services fees	1,044	1,307	1,360	1,367	1,526	(20)%	(32)%
Other (a)	26,890	5,104	23,984	26,722	22,540	NM	19%

Total	$52,144	$30,416	$50,326	$51,403	$48,982	71%	6%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
4Q09 Key Impacts
(a)	Includes a portion of net charges for $31.2 million, see Restructuring, Repositioning & Efficiency Initiatives page for further details.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Assets
Investment securities	$2,694,468	$2,645,922	$2,821,079	$3,016,013	$3,125,153	2%	(14)%
Loans held for sale	452,501	502,687	481,284	643,518	566,654	(10)%	(20)%
Loans, net of unearned income	18,123,884	18,524,685	19,585,827	20,572,477	21,278,190	(2)%	(15)%
Federal funds sold and securities purchased under agreements to resell	452,883	622,733	531,638	515,858	772,357	(27)%	(41)%
Interest bearing cash (a)	539,300	166,352	672,553	1,174,442	207,792	NM	160%
Trading securities	699,900	701,151	1,117,212	933,316	945,766	*	(26)%

Total earning assets	22,962,936	23,163,530	25,209,593	26,855,624	26,895,912	(1)%	(15)%

Cash and due from banks	465,712	328,150	419,696	438,181	552,423	42%	(16)%
Capital markets receivables	334,404	797,949	959,514	1,502,033	1,178,932	(58)%	(72)%
Mortgage servicing rights, net	302,611	289,282	337,096	381,024	376,844	5%	(20)%
Goodwill	165,528	178,381	192,408	192,408	192,408	(7)%	(14)%
Other intangible assets, net	38,256	40,498	41,937	43,446	45,081	(6)%	(15)%
Premises and equipment, net	313,824	321,788	325,666	330,299	333,931	(2)%	(6)%
Real estate acquired by foreclosure (b)	125,190	111,389	116,584	132,653	125,538	12%	*
Allowance for loan losses	(896,914)	(944,765)	(961,482)	(940,932)	(849,210)	5%	(6)%
Other assets	2,257,131	2,179,650	2,117,931	2,273,288	2,170,121	4%	4%

Total assets	$26,068,678	$26,465,852	$28,758,943	$31,208,024	$31,021,980	(2)%	(16)%

Liabilities and Equity
Deposits
Savings	$4,847,709	$4,416,121	$4,593,215	$4,396,213	$4,824,939	10%	*
Other interest-bearing deposits	3,169,474	2,162,059	2,110,787	1,868,902	1,783,362	47%	78%
Time deposits	1,895,992	2,156,768	2,149,812	2,152,837	2,294,644	(12)%	(17)%

Total interest-bearing core deposits	9,913,175	8,734,948	8,853,814	8,417,952	8,902,945	13%	11%
Noninterest-bearing deposits	4,394,096	4,236,704	4,689,639	4,908,175	3,956,633	4%	11%

Total core deposits	14,307,271	12,971,652	13,543,453	13,326,127	12,859,578	10%	11%

Certificates of deposit $100,000 and more	559,944	1,263,331	1,434,008	1,583,928	1,382,236	(56)%	(59)%

Total deposits	14,867,215	14,234,983	14,977,461	14,910,055	14,241,814	4%	4%

Federal funds purchased and securities sold under agreements to repurchase	2,874,353	2,267,644	2,404,985	2,264,077	1,751,079	27%	64%
Trading liabilities	293,387	415,293	286,282	288,029	359,502	(29)%	(18)%
Other short-term borrowings and commercial paper (c)	761,758	1,739,202	2,555,704	3,827,278	4,279,689	(56)%	(82)%
Term borrowings	2,190,544	2,368,381	2,511,674	3,353,464	4,022,297	(8)%	(46)%
Other collateralized borrowings	700,589	711,087	723,677	736,172	745,363	(1)%	(6)%

Total long-term debt	2,891,133	3,079,468	3,235,351	4,089,636	4,767,660	(6)%	(39)%

Capital markets payables	292,975	542,829	965,442	1,383,447	1,115,428	(46)%	(74)%
Other liabilities	785,389	816,224	939,736	937,826	932,176	(4)%	(16)%

Total liabilities	22,766,210	23,095,643	25,364,961	27,700,348	27,447,348	(1)%	(17)%

Equity
Common stock	138,738	136,659	134,505	132,247	128,302	2%	8%
Capital surplus	1,208,649	1,170,916	1,128,286	1,087,252	1,048,602	3%	15%
Capital surplus common stock warrant — (CPP)	83,860	83,860	83,860	83,860	83,860	*	*
Undivided profits	891,580	1,005,244	1,100,462	1,265,073	1,387,854	(11)%	(36)%
Accumulated other comprehensive loss, net	(114,209)	(116,265)	(138,892)	(142,503)	(151,831)	2%	25%
Preferred stock capital surplus — (CPP)	798,685	794,630	790,596	786,582	782,680	1%	2%
Noncontrolling interest	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	3,302,468	3,370,209	3,393,982	3,507,676	3,574,632	(2)%	(8)%

Total liabilities and equity	$26,068,678	$26,465,852	$28,758,943	$31,208,024	$31,021,980	(2)%	(16)%

NM — Not meaningful

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes excess balances held at Fed.

(b)	4Q09 includes $11.5 million of foreclosed assets related to government insured mortgages.

(c)	4Q09 includes $400 million of FRB Term Auction Facility borrowings.

CONSOLIDATED AVERAGE AND PERIOD-END LOANS Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Average Loans (Net)
Commercial
Commercial, financial and industrial (a)	$6,950,869	$7,116,039	$7,506,773	$7,781,708	$7,516,557	(2)%	(8)%
Real estate commercial (b)	1,515,861	1,535,943	1,542,081	1,492,906	1,479,582	(1)%	2%
Real estate construction (c)	1,066,399	1,245,618	1,455,626	1,689,863	1,917,647	(14)%	(44)%

Total commercial loans	9,533,129	9,897,600	10,504,480	10,964,477	10,913,786	(4)%	(13)%

Retail
Real estate residential (d)	7,469,502	7,674,360	7,907,748	8,095,128	8,172,174	(3)%	(9)%
Real estate construction (e)	287,856	460,742	672,011	880,537	1,087,752	(38)%	(74)%
Other retail	123,628	127,483	131,271	135,537	137,185	(3)%	(10)%
Credit card receivables	189,586	186,765	184,159	184,244	190,189	2%	*
Real estate loans pledged against other collateralized borrowings (f)	663,497	676,339	693,643	709,144	716,925	(2)%	(7)%

Total retail loans	8,734,069	9,125,689	9,588,832	10,004,590	10,304,225	(4)%	(15)%

Total loans, net of unearned income	$18,267,198	$19,023,289	$20,093,312	$20,969,067	$21,218,011	(4)%	(14)%

Period-End Loans (Net)
Commercial
Commercial, financial and industrial (a)	$7,159,370	$6,920,916	$7,400,396	$7,716,733	$7,863,727	3%	(9)%
Real estate commercial (b)	1,479,888	1,537,099	1,506,911	1,501,964	1,454,040	(4)%	2%
Real estate construction (c)	924,475	1,130,710	1,337,330	1,550,158	1,778,140	(18)%	(48)%

Total commercial loans	9,563,733	9,588,725	10,244,637	10,768,855	11,095,907	*	(14)%

Retail
Real estate residential (d)	7,362,458	7,590,699	7,785,906	8,016,018	8,161,435	(3)%	(10)%
Real estate construction (e)	229,487	361,930	557,822	772,982	980,798	(37)%	(77)%
Other retail	121,526	124,376	129,848	132,452	135,779	(2)%	(10)%
Credit card receivables	192,036	189,452	186,376	180,282	189,554	1%	1%
Real estate loans pledged against other collateralized borrowings (f)	654,644	669,503	681,238	701,888	714,717	(2)%	(8)%

Total retail loans	8,560,151	8,935,960	9,341,190	9,803,622	10,182,283	(4)%	(16)%

Total loans, net of unearned income	$18,123,884	$18,524,685	$19,585,827	$20,572,477	$21,278,190	(2)%	(15)%

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes loans to bank holding companies and trust preferred loans.

(b)	Includes nonconstruction income property loans.

(c)	Includes home builder, condominium, and income property construction loans.

(d)	Includes home equity loans, home equity lines of credit and permanent mortgages.

(e)	Includes one-time close product.

(f)	Includes on balance sheet securitizations of home equity loans.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	$18,267,198	$19,023,289	$20,093,312	$20,969,067	$21,218,011	(4)%	(14)%
Loans held for sale	469,803	470,583	622,799	626,679	650,844	*	(28)%
Investment securities:
U.S. Treasuries	54,836	48,382	48,676	48,593	48,415	13%	13%
U.S. government agencies	2,253,498	2,330,247	2,522,800	2,685,774	2,576,587	(3)%	(13)%
States and municipalities	44,499	46,105	53,965	63,425	75,084	(3)%	(41)%
Other	299,273	313,632	308,690	292,151	282,639	(5)%	6%

Total investment securities	2,652,106	2,738,366	2,934,131	3,089,943	2,982,725	(3)%	(11)%

Capital markets securities inventory	959,678	857,382	965,581	1,117,165	1,135,270	12%	(15)%
Mortgage banking trading securities	93,354	123,698	139,584	171,978	242,930	(25)%	(62)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	681,501	561,920	652,978	806,704	911,387	21%	(25)%
Interest bearing cash (b)	618,011	418,549	766,842	656,841	546,732	48%	13%

Total other earning assets	1,299,512	980,469	1,419,820	1,463,545	1,458,119	33%	(11)%

Total earning assets	23,741,651	24,193,787	26,175,227	27,438,377	27,687,899	(2)%	(14)%

Allowance for loan losses	(937,967)	(985,785)	(1,008,254)	(889,630)	(741,076)	5%	(27)%
Cash and due from banks	400,763	418,382	446,322	482,260	495,500	(4)%	(19)%
Capital markets receivables	127,458	170,915	245,646	269,417	432,614	(25)%	(71)%
Premises and equipment, net	318,237	324,162	326,482	332,241	334,642	(2)%	(5)%
Other assets	2,755,425	2,726,368	2,744,120	2,834,546	2,839,665	1%	(3)%

Total assets	$26,405,567	$26,847,829	$28,929,543	$30,467,211	$31,049,244	(2)%	(15)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$2,407,544	$2,073,658	$1,842,780	$1,792,241	$1,615,764	16%	49%
Savings	4,559,086	4,583,064	4,259,822	4,629,345	4,741,073	(1)%	(4)%
Time deposits	2,153,346	2,157,904	2,125,493	2,216,411	2,461,921	*	(13)%

Total interest-bearing core deposits	9,119,976	8,814,626	8,228,095	8,637,997	8,818,758	3%	3%
Certificates of deposit $100,000 and more	1,068,807	1,384,475	1,520,681	1,507,482	1,491,297	(23)%	(28)%

Federal funds purchased and securities sold under agreements to repurchase	2,679,348	2,484,470	2,510,423	2,266,424	2,021,033	8%	33%
Capital markets trading liabilities	598,772	478,103	492,706	575,446	488,102	25%	23%
Other short-term borrowings and commercial paper (c)	1,235,576	1,842,458	3,403,174	4,212,480	5,096,108	(33)%	(76)%
Long-term debt:
Term borrowings	2,274,954	2,386,129	2,952,438	3,534,657	4,266,510	(5)%	(47)%
Other collateralized borrowings	707,245	716,843	731,324	742,491	747,824	(1)%	(5)%

Total long-term debt	2,982,199	3,102,972	3,683,762	4,277,148	5,014,334	(4)%	(41)%

Total interest-bearing liabilities	17,684,678	18,107,104	19,838,841	21,476,977	22,929,632	(2)%	(23)%

Noninterest-bearing deposits	4,489,902	4,444,556	4,616,789	4,388,807	3,652,161	1%	23%
Capital markets payables	89,015	98,099	175,848	198,358	374,368	(9)%	(76)%
Other liabilities	764,170	785,674	856,678	823,929	692,759	(3)%	10%
Equity	3,377,802	3,412,396	3,441,387	3,579,140	3,400,324	(1)%	(1)%

Total liabilities and equity	$26,405,567	$26,847,829	$28,929,543	$30,467,211	$31,049,244	(2)%	(15)%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes loans on nonaccrual status.

(b)	Includes excess balances held at Fed.

(c)	In 4Q09, FRB Term Auction Facility borrowings averaged $1.0 billion.

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME & EXPENSE Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	$181,672	$185,045	$197,779	$205,825	$254,946	(2)%	(29)%
Loans held for sale	5,682	5,820	6,577	7,732	9,821	(2)%	(42)%
Investment securities:
U.S. Treasuries	240	238	229	223	233	1%	3%
U.S. government agencies	28,996	30,553	33,567	37,331	36,565	(5)%	(21)%
States and municipalities	174	154	390	371	944	13%	(82)%
Other	2,436	2,603	2,363	2,258	6,080	(6)%	(60)%

Total investment securities	31,846	33,548	36,549	40,183	43,822	(5)%	(27)%

Capital markets securities inventory	9,172	7,972	9,588	10,198	12,790	15%	(28)%
Mortgage banking trading securities	2,571	3,852	4,525	5,500	8,253	(33)%	(69)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	92	119	242	505	1,493	(23)%	(94)%
Interest bearing cash	351	236	461	360	850	49%	(59)%

Total other earning assets	443	355	703	865	2,343	25%	(81)%

Total earning assets/interest income	$231,386	$236,592	$255,721	$270,303	$331,975	(2)%	(30)%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$1,732	$1,316	$896	$1,068	$1,552	32%	12%
Savings	7,065	7,553	8,864	15,404	18,666	(6)%	(62)%
Time deposits	12,363	13,980	16,270	18,243	21,739	(12)%	(43)%

Total interest-bearing core deposits	21,160	22,849	26,030	34,715	41,957	(7)%	(50)%
Certificates of deposit $100,000 and more	4,473	5,809	7,967	9,459	12,680	(23)%	(65)%

Federal funds purchased and securities sold under agreements to repurchase	1,493	1,287	1,295	1,169	2,738	16%	(45)%
Capital markets trading liabilities	5,445	4,691	5,265	5,468	5,876	16%	(7)%
Other short-term borrowings and commercial paper	1,016	1,362	2,241	3,094	20,164	(25)%	(95)%
Long-term debt:
Term borrowings	6,554	8,396	12,235	18,085	38,062	(22)%	(83)%
Other collateralized borrowings	957	1,065	1,377	1,515	5,129	(10)%	(81)%

Total long-term debt	7,511	9,461	13,612	19,600	43,191	(21)%	(83)%

Total interest-bearing liabilities/interest expense	$41,098	$45,459	$56,410	$73,505	$126,606	(10)%	(68)%

Net interest income-tax equivalent basis	$190,288	$191,133	$199,311	$196,798	$205,369	*	(7)%
Fully taxable equivalent adjustment	(394)	(232)	(225)	(211)	(421)	(70)%	6%

Net interest income	$189,894	$190,901	$199,086	$196,587	$204,948	(1)%	(7)%

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income.
(a)	Includes loans on nonaccrual status.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS & RATES Quarterly, Unaudited

(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	3.95%	3.86%	3.95%	3.97%	4.78%
Loans held for sale	4.84	4.95	4.22	4.94	6.04
Investment securities:
U.S. Treasuries	1.74	1.95	1.89	1.86	1.92
U.S. government agencies	5.15	5.24	5.32	5.56	5.68
States and municipalities	1.57	1.34	2.89	2.34	5.03
Other	3.26	3.32	3.06	3.09	8.60

Total investment securities	4.80	4.90	4.98	5.20	5.88

Capital markets securities inventory	3.82	3.72	3.97	3.65	4.51
Mortgage banking trading securities	11.02	12.46	12.97	12.79	13.59
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	.05	.08	.15	.25	.65
Interest bearing cash	.22	.22	.24	.22	.62

Total other earning assets	.14	.14	.20	.24	.64

Total earning assets/interest income	3.88%	3.89%	3.91%	3.98%	4.78%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	.29%	.25%	.20%	.24%	.38%
Savings	.61	.65	.83	1.35	1.57
Time deposits	2.28	2.57	3.07	3.34	3.51

Total interest-bearing core deposits	.92	1.03	1.27	1.63	1.89
Certificates of deposit $100,000 and more	1.66	1.66	2.10	2.54	3.38

Federal funds purchased and securities sold under agreements to repurchase	.22	.21	.21	.21	.54
Capital markets trading liabilities	3.61	3.89	4.29	3.85	4.79
Other short-term borrowings and commercial paper	.33	.29	.26	.30	1.57
Long-term debt:
Term borrowings	1.15	1.41	1.66	2.05	3.57
Other collateralized borrowings	.54	.59	.75	.82	2.74

Total long-term debt	1.01	1.22	1.48	1.83	3.45

Total interest-bearing liabilities/interest expense	.92%	1.00%	1.14%	1.38%	2.20%

Net interest spread	2.96%	2.89%	2.77%	2.60%	2.58%
Effect of interest-free sources used to fund earning assets	.23	.25	.28	.29	.38

Net interest margin	3.19%	3.14%	3.05%	2.89%	2.96%

Certain previously reported amounts have been reclassified to agree with current presentation.
Yields are adjusted to a fully taxable equivalent.
Earning assets yields are expressed net of unearned income.
Rates are expressed net of unamortized debenture cost for long-term debt.
Net interest margin is computed using total net interest income.
(a)	Includes loans on nonaccrual status.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

First Liens
Fair value beginning balance	$281,045	$318,937	$361,343	$354,394	$770,635	(12)%	(64)%
Addition of mortgage servicing rights	—	—	—	189	1,073
Reductions due to loan payments	(10,198)	(12,265)	(18,513)	(17,480)	(10,771)
Reductions due to sale	—	—	(77,591)	—	(52,006)
Reclassification from trading securities	—	11,077	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	25,323	(36,724)	52,590	26,740	(354,558)
Other changes in fair value	(55)	20	1,108	(2,500)	21

Fair value ending balance	$296,115	$281,045	$318,937	$361,343	$354,394	5%	(16)%

Second Liens
Fair value beginning balance	$1,850	$10,007	$11,029	$13,558	$17,513	(82)%	(89)%
Reductions due to loan payments	(676)	(441)	(1,136)	(2,524)	(1,517)
Reductions due to sale	—	(8,134)	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	—	—	6	(5)	(2,438)
Other changes in fair value	—	418	108	—	—

Fair value ending balance	$1,174	$1,850	$10,007	$11,029	$13,558	(37)%	(91)%

HELOC
Fair value beginning balance	$6,387	$8,152	$8,652	$8,892	$10,343	(22)%	(38)%
Addition of mortgage servicing rights	—	—	—	11	43
Reductions due to loan payments	(1,113)	(510)	(776)	(419)	(432)
Reductions due to sale	—	(1,548)	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	—	—	—	—	(1,401)
Other changes in fair value	48	293	276	168	339

Fair value ending balance	$5,322	$6,387	$8,152	$8,652	$8,892	(17)%	(40)%

Total Consolidated
Fair value beginning balance	$289,282	$337,096	$381,024	$376,844	$798,491	(14)%	(64)%
Addition of mortgage servicing rights	—	—	—	200	1,116
Reductions due to loan payments	(11,987)	(13,216)	(20,425)	(20,423)	(12,720)
Reductions due to sale	—	(9,682)	(77,591)	—	(52,006)
Reclassification from trading securities	—	11,077	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	25,323	(36,724)	52,596	26,735	(358,397)
Other changes in fair value	(7)	731	1,492	(2,332)	360

Fair value ending balance	$302,611	$289,282	$337,096	$381,024	$376,844	5%	(20)%

Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Regional Banking
Total revenues (a)	$205,246	$205,379	$206,845	$199,315	$210,117	*	(2)%
Provision for loan losses	43,549	63,066	51,024	97,818	105,825	(31)%	(59)%
Noninterest expenses	154,750	169,862	168,463	168,238	163,045	(9)%	(5)%

Income/(loss) before income taxes	6,947	(27,549)	(12,642)	(66,741)	(58,753)	125%	112%
Provision/(benefit) for income taxes	2,376	(10,492)	(4,826)	(25,204)	(22,235)	123%	111%

Net income/(loss) from continuing operations	4,571	(17,057)	(7,816)	(41,537)	(36,518)	127%	113%
Income/(loss) from discontinued operations, net of tax	—	—	548	—	(2)	NM	NM

Net income/(loss)	$4,571	$(17,057)	$(7,268)	$(41,537)	$(36,520)	127%	113%

Capital Markets
Total revenues (a)	$140,933	$151,117	$206,410	$232,197	$186,271	(7)%	(24)%
Provision for loan losses	24,224	54,196	21,104	14,009	8,108	(55)%	199%
Noninterest expenses	82,133	86,560	105,050	142,461	104,635	(5)%	(22)%

Income before income taxes	34,576	10,361	80,256	75,727	73,528	NM	(53)%
Provision for income taxes	12,923	3,838	30,169	28,464	27,579	NM	(53)%

Net income from continuing operations	21,653	6,523	50,087	47,263	45,949	NM	(53)%
Income/(loss) from discontinued operations, net of tax	(1,528)	(1,189)	(800)	(611)	533	(29)%	NM

Net income	$20,125	$5,334	$49,287	$46,652	$46,482	NM	(57)%

Corporate
Total revenues (a)	$8,576	$33,902	$17,878	$5,372	$2,839	(75)%	202%
Noninterest expenses	40,725	17,220	24,819	17,367	2,341	136%	NM

Income/(loss) before income taxes	(32,149)	16,682	(6,941)	(11,995)	498	NM	NM
Provision/(benefit) for income taxes	(16,244)	6,237	(8,996)	(9,664)	463	NM	NM

Net income/(loss) from continuing operations	(15,905)	10,445	2,055	(2,331)	35	NM	NM
Loss from discontinued operations, net of tax	(162)	(9,011)	(56)	(37)	(89)	98%	(82)%

Net income/(loss)	$(16,067)	$1,434	$1,999	$(2,368)	$(54)	NM	NM

Mortgage Banking
Total revenues (a)	$52,020	$68,592	$30,026	$132,203	$95,824	(24)%	(46)%
Provision/(benefit) for loan losses	9,273	(11,792)	11,523	(408)	22,018	179%	(58)%
Noninterest expenses	79,601	48,063	63,130	47,854	39,661	66%	101%

Income/(loss) before income taxes	(36,854)	32,321	(44,627)	84,757	34,145	NM	NM
Provision/(benefit) for income taxes	(13,886)	12,178	(16,816)	31,937	12,866	NM	NM

Net income/(loss)	$(22,968)	$20,143	$(27,811)	$52,820	$21,279	NM	NM

National Specialty Lending
Total revenues (a)	$29,303	$35,729	$22,110	$26,846	$36,264	(18)%	(19)%
Provision for loan losses	57,954	79,530	176,349	188,581	144,049	(27)%	(60)%
Noninterest expenses	33,134	28,196	41,024	31,883	24,887	18%	33%

Loss before income taxes	(61,785)	(71,997)	(195,263)	(193,618)	(132,672)	14%	53%
Benefit for income taxes	(23,280)	(27,129)	(73,574)	(72,956)	(49,990)	14%	53%

Net loss	$(38,505)	$(44,868)	$(121,689)	$(120,662)	$(82,682)	14%	53%

Total Consolidated
Total revenues (a)	$436,078	$494,719	$483,269	$595,933	$531,315	(12)%	(18)%
Provision for loan losses	135,000	185,000	260,000	300,000	280,000	(27)%	(52)%
Noninterest expenses	390,343	349,901	402,486	407,803	334,569	12%	17%

Loss before income taxes	(89,265)	(40,182)	(179,217)	(111,870)	(83,254)	(122)%	(7)%
Benefit for income taxes	(38,111)	(15,368)	(74,043)	(47,423)	(31,317)	(148)%	(22)%

Net loss from continuing operations	(51,154)	(24,814)	(105,174)	(64,447)	(51,937)	(106)%	2%
Income/(loss) from discontinued operations, net of tax	(1,690)	(10,200)	(308)	(648)	442	83%	NM

Net loss	$(52,844)	$(35,014)	$(105,482)	$(65,095)	$(51,495)	(51)%	(3)%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes noninterest income and net interest income.

REGIONAL BANKING Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Income Statement
Net interest income	$125,781	$124,010	$125,473	$122,999	$127,398	1%	(1)%
Noninterest income	79,465	81,369	81,372	76,316	82,719	(2)%	(4)%

Total revenues	205,246	205,379	206,845	199,315	210,117	*	(2)%

Total noninterest expense	154,750	169,862	168,463	168,238	163,045	(9)%	(5)%
Provision for loan losses	43,549	63,066	51,024	97,818	105,825	(31)%	(59)%

Income/(loss) before income taxes	$6,947	$(27,549)	$(12,642)	$(66,741)	$(58,753)	125%	112%

Efficiency ratio	75.40%	82.71%	81.44%	84.41%	77.60%

Balance Sheet (millions)
Average loans	$9,946	$10,164	$10,517	$10,885	$10,896	(2)%	(9)%
Other earning assets	100	76	156	203	164	32%	(39)%
Total earning assets	10,046	10,240	10,673	11,088	11,060	(2)%	(9)%
Core deposits	10,903	10,484	10,336	10,250	9,753	4%	12%
Other deposits	641	874	1,010	996	978	(27)%	(34)%
Total deposits	11,544	11,358	11,346	11,246	10,731	2%	8%
Total period end deposits	12,172	11,223	11,447	11,493	10,993	8%	11%
Total period end assets	$10,547	$10,536	$10,810	$11,418	$11,886	*	(11)%

Net interest margin	4.97%	4.80%	4.72%	4.50%	4.58%
Loan yield	3.92	3.91	3.92	3.93	5.01
Deposit average yield	0.83	0.92	1.10	1.46	1.75

Noninterest Income Detail
Deposit transactions and cash mgmt	$39,751	$40,160	$40,186	$37,438	$42,388	(1)%	(6)%
Insurance commissions	5,937	6,256	6,595	6,966	7,027	(5)%	(16)%
Trust services and investment mgmt	7,685	7,368	7,672	6,840	7,697	4%	*
Bankcard income	4,411	4,448	4,325	4,129	4,416	(1)%	*
Other service charges	3,200	3,595	4,011	3,485	3,500	(11)%	(9)%
Miscellaneous revenue	18,481	19,542	18,583	17,458	17,691	(5)%	4%

Total noninterest income	$79,465	$81,369	$81,372	$76,316	$82,719	(2)%	(4)%

Key Statistics
Locations
Financial centers	183	183	200	202	202	*	(9)%
Full service	168	168	168	168	169	*	(1)%
Teller-only	15	15	32	34	33	*	(55)%

Trust Assets
Total assets (millions)	$9,574	$9,705	$9,017	$8,872	$9,606	(1)%	*
Total managed assets (millions)	4,728	4,736	4,508	4,467	4,664	*	1%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL MARKETS Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Income Statement
Net interest income
Correspondent Banking	$14,712	$13,681	$16,185	$14,750	$12,809	8%	15%
Capital Markets	6,741	6,560	8,733	9,279	7,828	3%	(14)%
Total net interest income	21,453	20,241	24,918	24,029	20,637	6%	4%

Noninterest income:
Fixed income	110,985	120,528	170,106	196,985	156,522	(8)%	(29)%
Other	8,495	10,348	11,386	11,183	9,112	(18)%	(7)%
Total noninterest income	119,480	130,876	181,492	208,168	165,634	(9)%	(28)%

Total revenues	140,933	151,117	206,410	232,197	186,271	(7)%	(24)%

Noninterest expense	82,133	86,560	105,050	142,461	104,635	(5)%	(22)%

Provision for loan losses	24,224	54,196	21,104	14,009	8,108	(55)%	199%

Income before income taxes	$34,576	$10,361	$80,256	$75,727	$73,528	NM	(53)%

Efficiency ratio	58.28%	57.28%	50.89%	61.35%	56.17%
Fixed income average daily revenue	$1,790	$1,883	$2,700	$3,229	$2,525	(5)%	(29)%

Balance Sheet (millions)
Trading inventory	$960	$857	$966	$1,117	$1,135	12%	(15)%
Average loans	1,804	1,857	2,010	1,962	1,720	(3)%	5%
Other earning assets	723	622	720	874	980	16%	(26)%
Total earning assets	3,487	3,336	3,696	3,953	3,835	5%	(9)%
Total period end assets	$3,671	$4,101	$4,921	$5,219	$5,051	(10)%	(27)%

Net interest margin:
Correspondent Banking	4.67%	4.11%	4.35%	4.03%	3.59%
Capital Markets	1.20	1.29	1.59	1.52	1.29
Total Capital Markets	2.44	2.41	2.70	2.47	2.14

NM — Not meaningful

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

CORPORATE Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Income Statement
Net interest income	$8,269	$9,225	$6,744	$5,011	$7,704	(10)%	7%
Noninterest income/(loss)	1,218	24,612	11,464	363	(6,211)	(95)%	120%
Securities gains/(losses), net	(911)	65	(330)	(2)	1,346	NM	(168)%

Total revenues	8,576	33,902	17,878	5,372	2,839	(75)%	NM
Noninterest expense	40,725	17,220	24,819	17,367	2,341	136%	NM

Income/(loss) before income taxes	$(32,149)	$16,682	$(6,941)	$(11,995)	$498	NM	NM

Average Balance Sheet (millions)
Total earning assets	$3,184	$3,039	$3,600	$3,489	$3,329	5%	(4)%
Net interest margin	1.03%	1.20%	.75%	.58%	.92%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

MORTGAGE BANKING Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Income Statement
Net interest income	$5,923	$7,817	$10,792	$11,003	$12,385	(24)%	(52)%
Noninterest income
Net origination fees (a)	1,456	9,687	(1,263)	14,454	(14,383)	(85)%	110%
Net servicing fees	41,803	48,422	15,456	101,202	99,402	(14)%	(58)%
Other fees	2,838	2,666	5,041	5,544	(1,580)	6%	NM

Total noninterest income	46,097	60,775	19,234	121,200	83,439	(24)%	(45)%

Total revenues	52,020	68,592	30,026	132,203	95,824	(24)%	(46)%

Noninterest expense	79,601	48,063	63,130	47,854	39,661	66%	101%
Provision/(benefit) for loan losses	9,273	(11,792)	11,523	(408)	22,018	179%	(58)%

Income/(loss) before income taxes	$(36,854)	$32,321	$(44,627)	$84,757	$34,145	NM	NM

Average Balance Sheet (millions)
Warehouse	$356	$366	$433	$430	$489	(3)%	(27)%
Trading securities	89	118	132	164	235	(25)%	(62)%
Mortgage servicing rights	277	312	309	396	633	(11)%	(56)%
Permanent mortgages & other assets	1,105	1,072	1,075	1,267	1,046	3%	6%
Total assets	1,827	1,868	1,949	2,257	2,403	(2)%	(24)%
Escrow balances	693	766	1,021	1,165	725	(10)%	(4)%

Net interest margin	2.21%	2.66%	3.42%	3.18%	3.22%

Noninterest Expense Detail
Salaries and benefits	1,372	1,367	2,277	30	(1,468)	*	NM
Contract labor and outsourcing	5,989	4,995	5,224	7,247	7,381
Equipment and occupancy	1,315	830	889	945	3,448
Foreclosure and repurchase provision	59,344	25,751	29,098	12,267	2,752
Other expenses	9,996	13,415	22,997	25,099	25,154
Segment allocations	1,585	1,705	2,645	2,266	2,394	(7)%	(34)%

Total noninterest expense	$79,601	$48,063	$63,130	$47,854	$39,661	66%	101%

Warehouse (millions)
Ending Warehouse Balance	$332	$369	$389	$442	$408	(10)%	(19)%

Production (millions)
First lien production	$192	$234	$445	$408	$88	(18)%	118%

NM — Not meaningful

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	4Q09 includes $2.7 million negative mortgage warehouse fair value adjustment.

MORTGAGE BANKING: SERVICING Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Servicing Income
Gross service fees	$29,024	$30,775	$32,781	$40,120	$47,810
Guarantee fees	(4,127)	(4,291)	(4,752)	(6,884)	(7,626)
Sub-Service fee income	—	—	—	—	103
Lender paid MI	—	—	—	—	5

Net service fees	24,897	26,484	28,029	33,236	40,292	(6)%	(38)%

Early payoff interest expense	(1,056)	(979)	(3,788)	(3,716)	(1,562)
Ancillary fees	4,008	4,143	3,493	5,511	5,949

Total service fees	27,849	29,648	27,734	35,031	44,679	(6)%	(38)%

Change in MSR value — runoff	(10,199)	(12,009)	(18,432)	(18,559)	(9,899)	15%	(3)%

Net hedging results:
Change in MSR value — other than runoff	21,023	(30,682)	44,232	27,282	(327,310)
MSR hedge gains/(losses)	(6,289)	59,625	(40,047)	25,112	385,354
Change in trading asset value	13,439	(1,951)	20,814	18,339	(99,354)
Trading asset hedge gains/(losses)	(4,020)	3,791	(18,845)	13,997	108,742
Option expense on servicing hedges	—	—	—	—	(2,811)

Total net hedging results	24,153	30,783	6,154	84,730	64,621	(22)%	(63)%

Total servicing income	$41,803	$48,422	$15,456	$101,202	$99,401	(14)%	(58)%

Key Servicing Metrics (millions)
Beginning servicing portfolio	$41,757	$43,833	$60,182	$63,661	$65,346
Additions to portfolio, net of REO transfers	(433)	(385)	(246)	(352)	(83)
Prepayments	(1,292)	(1,407)	(2,396)	(3,146)	(1,146)
Amortization	(280)	(284)	(300)	—	(420)
Service release sales	—	—	(65)	19	(31)
Bulk sale	—	—	(13,341)	—	(5)
Ending servicing portfolio (owned)	$39,752	$41,757	$43,833	$60,182	$63,661	(5)%	(38)%

Average servicing portfolio (owned)	$40,399	$42,359	$44,929	$55,200	$64,550	(5)%	(37)%
Average loans serviced (#)	213,713	222,223	234,004	295,326	351,157	(4)%	(39)%

Portfolio Product Mix (Average)
GNMA	2%	3%	3%	3%	3%
FNMA/FHLMC	47%	46%	47%	51%	58%
Private	48%	48%	47%	45%	38%

Sub-Total	97%	97%	97%	99%	99%
Warehouse	3%	3%	3%	1%	1%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net service fees — annualized (bps)	25	25	25	24	25
Total service fees — annualized (bps)	28	28	25	25	28

Ancillary income per loan (annualized)	$75.02	$74.57	$59.70	$74.64	$67.77	1%	11%
Servicing cost per loan (annualized) (a)	$32.68	$110.66	$81.80	$94.25	$79.80	(70)%	(59)%

Average servicing asset (millions)	277	312	293	395	632
Servicing book value (bps)	69	74	65	72	98

90+ Delinquency rate, excluding foreclosures	9.53%	8.38%	7.04%	6.14%	3.47%

Change in MSR asset / Average servicing asset	7%	22%	19%	28%	(105)%
Run-off rate — annualized	10%	10%	17%	23%	10%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Due to timing of receipt of appraisals and listing of properties, a process change was made in fourth quarter to take fair value adjustments made within 90 days of moving an asset to OREO against Allowance. Adjustments were previously taken against Allowance for 30 days after assets were moved to OREO.

NATIONAL SPECIALTY LENDING Quarterly, Unaudited

						4Q09 Change vs.
(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Income Statement
Net interest income	$28,467	$29,608	$31,160	$33,544	$36,825	(4)%	(23)%
Noninterest income/(loss)	836	6,121	(9,050)	(6,698)	(561)	(86)%	NM

Total revenues	29,303	35,729	22,110	26,846	36,264	(18)%	(19)%

Total noninterest expense	33,134	28,196	41,024	31,883	24,887	18%	33%
Provision for loan losses	57,954	79,530	176,349	188,581	144,049	(27)%	(60)%

Income/(loss) before income taxes	$(61,785)	$(71,997)	$(195,263)	$(193,618)	$(132,672)	14%	53%

Balance Sheet (millions)
Average loans	$5,949	$6,407	$6,928	$7,484	$7,922	(7)%	(25)%
Total deposits	77	109	129	134	140	(29)%	(45)%

Net interest margin	1.90%	1.83%	1.80%	1.82%	1.85%
Loan yield	3.72	3.62	3.61	3.66	4.17
Deposit average yield	0.75	0.65	0.84	0.96	1.23

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						4Q09 Change vs.
(Dollars in millions, except per share amounts)	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08

Tier 1 capital (a)	$3,485.3	$3,563.7	$3,596.3	$3,709.0	$3,784.2	(2)%	(8)%
Tier 2 capital (a)	1,183.3	1,191.3	1,205.5	1,295.6	1,299.5	(1)%	(9)%

Total capital (a)	$4,668.6	$4,755.0	$4,801.8	$5,004.6	$5,083.7	(2)%	(8)%

Risk weighted assets (a)	$21,410.1	$21,999.5	$23,123.4	$24,771.8	$25,185.4	(3)%	(15)%
Tier 1 ratio (a)	16.28%	16.20%	15.55%	14.97%	15.03%
Tier 2 ratio (a)	5.53	5.41	5.22	5.23	5.15

Total capital ratio (a)	21.81%	21.61%	20.77%	20.20%	20.18%

Tier 1 common ratio (a) (b)	9.77%	9.88%	9.56%	9.40%	9.56%
Leverage ratio (a)	13.28%	13.34%	12.49%	12.23%	12.22%
Shareholders’ equity/assets ratio (c)	12.67%	12.73%	11.80%	11.24%	11.52%
Adjusted tangible common equity/RWA (a) (b) (d)	9.06%	9.06%	8.71%	8.61%	8.80%
Tangible common equity/tangible assets (b)	7.75%	7.85%	7.27%	7.07%	7.34%
Tangible book value per common share (b) (e)	$9.03	$9.29	$9.35	$9.88	$10.22
Book value per common share (e)	$9.95	$10.28	$10.40	$10.95	$11.31

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Current quarter is an estimate.
(b)	Refer to the Non-GAAP to GAAP Reconciliation on page 34 of this financial supplement.
(c)	Calculated on period-end balances.
(d)	See Glossary of Terms for definition of ratios.
(e)	Shares restated for stock dividends distributed through January 1, 2010.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											4Q09 Change vs.
(Thousands)	4Q09		3Q09		2Q09		1Q09		4Q08		3Q09	4Q08

Allowance for Loan Losses Walk-Forward
Beginning reserve	$944,765		$961,482		$940,932		$849,210		$760,456		(2)%	24%
Provision	135,000		185,000		260,000		300,000		280,000		(27)%	(52)%
Charge-offs	(196,908)		(212,561)		(250,330)		(217,161)		(199,075)		7%	1%
Recoveries	14,057		10,844		10,880		8,883		7,829		30%	80%

Ending balance	$896,914		$944,765		$961,482		$940,932		$849,210		(5)%	6%

Reserve for off-balance sheet commitments	19,685		20,308		22,823		19,511		18,752		(3)%	5%
Total allowance for loan losses plus reserve	$916,599		$965,073		$984,305		$960,443		$867,962		(5)%	6%

Allowance for Loan Losses
Regional Banking	$360,767		$365,723		$340,199		$348,435		$311,399		(1)%	16%
Capital Markets	115,306		100,130		79,309		72,001		63,554		15%	81%
National Specialty Lending	400,012		464,833		512,131		495,936		446,254		(14)%	(10)%
Mortgage Banking	20,829		14,079		29,843		24,560		28,003		48%	(26)%

Total allowance for loan losses	$896,914		$944,765		$961,482		$940,932		$849,210		(5)%	6%

Non-Performing Assets
Regional Banking
Nonperforming loans	$220,305		$252,763		$213,201		$193,191		$163,933		(13)%	34%
Foreclosed real estate	25,239		16,189		29,410		31,305		31,665		56%	(20)%

Total Regional Banking	$245,544		$268,952		$242,611		$224,496		$195,598		(9)%	26%

Capital Markets
Nonperforming loans	$88,627		$103,463		$70,994		$40,383		$27,339		(14)%	NM
Foreclosed real estate	5,231		1,516		596		641		600		NM	NM

Total Capital Markets	$93,858		$104,979		$71,590		$41,024		$27,939		(11)%	NM

National Specialty Lending
Nonperforming loans	$513,302		$662,695		$764,672		$845,964		$834,042		(23)%	(38)%
Foreclosed real estate	67,934		60,605		50,386		64,586		52,725		12%	29%

Total National Specialty Lending	$581,236		$723,300		$815,058		$910,550		$886,767		(20)%	(34)%

Mortgage Banking
Nonperforming loans — including held for sale (a)	$115,450		$100,799		$78,090		$53,569		$28,335		15%	NM
Foreclosed real estate	15,305		22,459		25,728		22,514		19,318		(32)%	(21)%

Total Mortgage Banking	$130,755		$123,258		$103,818		$76,083		$47,653		6%	174%

Total nonperforming assets	$1,051,393		$1,220,489		$1,233,077		$1,252,153		$1,157,957		(14)%	(9)%

Net Charge-Offs
Regional Banking	$48,503		$37,542		$59,262		$60,791		$63,822		29%	(24)%
Capital Markets	9,049		33,374		13,795		5,563		8,207		(73)%	10%
National Specialty Lending	122,777		126,833		160,152		138,889		118,017		(3)%	4%
Mortgage Banking	2,522		3,969		6,240		3,035		1,200		(36)%	110%

Total net charge-offs	$182,851		$201,718		$239,449		$208,278		$191,246		(9)%	(4)%

Consolidated Key Ratios (b)
NPL %	4.96%		5.87%		5.64%		5.44%		4.91%
NPA %	5.56		6.38		6.15		5.98		5.38
Net charge-offs %	4.00		4.24		4.77		3.97		3.61
Allowance / loans	4.95		5.10		4.91		4.57		3.99
Allowance to loans excluding insured loans	5.05		5.21		5.03		4.69		4.11
Allowance / NPL	1.00	x	0.87	x	0.87	x	0.84	x	0.81	x
Allowance / NPA	0.89	x	0.80	x	0.79	x	0.76	x	0.74	x
Allowance / Charge-offs	1.23	x	1.17	x	1.00	x	1.13	x	1.11	x

Other
Loans past due 90 days or more (c)	$182,343		$173,634		$182,468		$250,801		$133,067		5%	37%
Guaranteed portion (c)	40,252		42,271		36,379		40,205		42,478		(5)%	(5)%
Foreclosed real estate from GNMA loans	11,481		10,619		10,464		13,607		21,230		8%	(46)%

Period-end loans, net of unearned income (millions)	$18,124		$18,525		$19,586		$20,572		$21,278		(2)%	(15)%
Insured loans (millions)	366		399		466		528		591		(8)%	(38)%

Total loans excluding insured loans (millions)	$17,758		$18,126		$19,119		$20,044		$20,687		(2)%	(14)%

Off-balance sheet commitments (millions) (d)	$5,453		$5,537		$5,882		$6,077		$6,442		(2)%	(15)%

Certain previously reported amounts have been reclassified to agree with current presentation.
NM — Not meaningful
*	Amount is less than one percent
(a)	4Q09 includes $77,196 of loans held to maturity
(b)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(c)	Includes loans held for sale.
(d)	Amount of off-balance sheet commitments for which a reserve has been provided.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											4Q09 Change vs.
	4Q09		3Q09		2Q09		1Q09		4Q08		3Q09	4Q08

Key Portfolio Details
Commercial (C&I and Other)
Period-end loans ($ millions)	$7,135		$6,899		$7,381		$7,676		$7,806		3%	(9)%

30+ Delinq. % (a)	0.96%		1.25%		0.82%		1.53%		0.53%
NPL %	1.90		2.13		1.52		1.35		1.03
Charge-offs % (qtr. annualized)	1.21		2.48		1.43		1.55		2.21

Allowance / loans %	3.88%		3.78%		3.40%		2.97%		2.46%
Allowance / charge-offs	3.29	x	1.48	x	2.35	x	1.89	x	1.16	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,774		$1,845		$1,871		$1,938		$1,988		(4)%	(11)%

30+ Delinq. % (a)	3.13%		2.19%		2.82%		4.23%		2.42%
NPL %	10.35		10.87		8.67		6.30		5.02
Charge-offs % (qtr. annualized)	6.13		3.46		6.40		3.36		2.73

Allowance / loans %	8.67%		8.29%		5.77%		5.21%		4.71%
Allowance / charge-offs	1.38	x	2.37	x	0.87	x	1.53	x	1.70	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$640		$835		$986		$1,133		$1,288		(23)%	(50)%

30+ Delinq. % (a)	3.71%		4.15%		5.29%		10.43%		3.74%
NPL %	42.94		42.35		39.44		36.34		30.71
Charge-offs % (qtr. annualized)	22.22		13.41		17.22		18.10		15.79

Allowance / loans %	8.12%		9.17%		9.87%		8.59%		8.25%
Allowance / charge-offs	0.31	x	0.62	x	0.53	x	0.44	x	0.49	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$6,931		$7,148		$7,356		$7,609		$7,749		(3)%	(11)%

30+ Delinq. % (a)	2.31%		2.28%		2.12%		2.01%		1.97%
NPL %	0.26		0.14		0.08		0.07		0.07
Charge-offs % (qtr. annualized)	2.93		3.04		3.01		2.38		1.81

Allowance / loans %	3.10%		3.21%		3.04%		3.06%		2.35%
Allowance / charge-offs	1.04	x	1.04	x	0.99	x	1.27	x	1.29	x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$229		$362		$558		$773		$981		(37)%	(77)%

30+ Delinq. % (a)	9.87%		4.00%		7.90%		2.82%		4.43%
NPL %	82.73		77.37		64.06		55.19		43.03
Charge-offs % (qtr. annualized)	32.03		29.87		30.53		21.10		14.80

Allowance / loans %	26.85%		30.21%		29.46%		23.74%		20.44%
Allowance / charge-offs	0.67	x	0.79	x	0.80	x	0.99	x	1.25	x

Permanent Mortgage
Period-end loans ($ millions)	$1,086		$1,113		$1,112		$1,109		$1,127		(2)%	(4)%

30+ Delinq. % (a)	8.49%		8.09%		9.44%		10.11%		6.94%
NPL %	9.02		8.65		6.97		4.48		3.73
Charge-offs % (qtr. annualized)	4.65		6.27		7.97		3.47		.57

Allowance / loans %	11.41%		9.06%		8.85%		7.06%		4.76%
Allowance / charge-offs	2.45	x	1.46	x	1.08	x	2.04	x	8.59	x

Credit Card and Other
Period-end loans ($ millions)	$328		$323		$323		$335		$339		2%	(3)%

30+ Delinq. % (a)	1.97%		2.13%		2.08%		2.33%		2.47%
Charge-offs % (qtr. annualized)	5.62		5.00		6.57		4.81		5.09

Allowance / loans %	4.25%		4.57%		5.91%		6.04%		6.35%
Allowance / charge-offs	0.77	x	0.91	x	0.90	x	1.26	x	1.24	x

*	Amount is less than one percent
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ANALYSIS OF INDIVIDUALLY IMPAIRED LOANS, ORE, AND NPL ROLLFORWARD Unaudited

(Millions)	Reserves	Balances	Percent

Commercial Portfolio Reserves
Individually impaired loans with reserves	$20.8	$107.1	19.42%
Individually impaired loans without reserves	—	402.0	—
All other loans	461.6	9,039.7	5.11%

Total	$482.4	$9,548.8	5.05%

NRV Assessment of Commercial Individually Impaired Assets with no Reserves

		Appraised	Legal	Cumulative	Book	Book Balance /
(Millions)	Number	Value	Balance	Charge-Offs	Balance	Appraised Value

Individually impaired assets with no reserves	176	$714.8	$693.6	$291.6	$402.0	56.2%

(Millions)	4Q09	3Q09	2Q09	1Q09	4Q08

NPL Rollforward (a)
Beginning NPLs	$981	$1,021	$1,064	$998	$854
+ Additions	147	254	232	316	393
+ Principal Increase	9	7	19	13	7
- Payments	(175)	(130)	(113)	(81)	(82)
- Net Charge-Offs	(114)	(125)	(155)	(149)	(150)
- Transfer to OREO	(62)	(46)	(25)	(32)	(18)
- Upgrade to Accrual	(2)	—	(1)	(1)	(6)

Ending NPLs	$784	$981	$1,021	$1,064	$998

(a)	Includes Commercial & One Time Close Portfolios only

(Millions)	4Q09	3Q09	2Q09	1Q09	4Q08

ORE Inventory Rollforward (a)
Beginning Balance	$100.8	$106.1	$119.0	$104.3	$115.5
Valuation adjustments	(10.0)	(10.4)	(12.6)	(6.8)	(1.6)

Adjusted Balance	$90.8	$95.7	$106.4	$97.5	$113.9
+ New OREO	74.8	65.2	38.5	39.2	21.8
+ Capitalized Expenses	1.0	4.0	0.4	0.1	0.2
Disposals:
- Bulk Sales	—	(6.0)	(10.6)	—	—
- Auctions	—	(8.5)	(4.2)	(1.0)	(1.0)
- Single Transactions	(52.9)	(49.6)	(24.4)	(16.8)	(30.6)

Ending Balance	$113.7	$100.8	$106.1	$119.0	$104.3

(a)	OREO (excludes foreclosed real estate from GNMA loans)

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

											4Q09 Change vs.
	4Q09		3Q09		2Q09		1Q09		4Q08		3Q09	4Q08

Total Regional Banking
Period-end loans ($ millions)	$9,897		$10,011		$10,282		$10,727		$11,017		(1)%	(10)%

30+ Delinq. % (a)	1.66%		1.70%		1.37%		1.87%		1.07%
NPL %	2.23		2.52		2.07		1.80		1.49
Charge-offs % (qtr. annualized)	1.95		1.48		2.25		2.23		2.34

Allowance / loans %	3.65%		3.65%		3.31%		3.25%		2.83%
Allowance / charge-offs	1.86	x	2.44	x	1.44	x	1.43	x	1.22	x

Key Portfolio Details

Commercial (C&I and Other)
Period-end loans ($ millions)	$5,276		$5,298		$5,503		$5,855		$6,132		*	(14)%

30+ Delinq. % (a)	1.14%		1.34%		1.04%		1.56%		0.54%
NPL %	1.62		1.84		1.46		1.33		1.18
Charge-offs % (qtr. annualized)	1.55		1.18		1.44		1.96		2.36

Allowance / loans %	3.24%		3.27%		3.34%		2.93%		2.34%
Allowance / charge-offs	2.09	x	2.71	x	2.24	x	1.46	x	1.01	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,415		$1,430		$1,424		$1,438		$1,462		(1)%	(3)%

30+ Delinq. % (a)	3.32%		2.40%		1.63%		2.82%		1.25%
NPL %	5.34		5.78		4.33		3.57		2.31
Charge-offs % (qtr. annualized)	1.84		1.09		5.29		2.57		1.50

Allowance / loans %	8.61%		8.55%		5.23%		5.07%		4.70%
Allowance / charge-offs	4.62	x	7.84	x	0.97	x	1.94	x	3.09	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$277		$313		$357		$396		$435		(11)%	(36)%

30+ Delinq. % (a)	5.89%		6.17%		5.51%		6.61%		4.97%
NPL %	19.52		22.06		19.73		16.10		13.27
Charge-offs % (qtr. annualized)	13.11		6.49		6.46		8.81		9.97

Allowance / loans %	8.99%		9.86%		10.32%		10.19%		8.54%
Allowance / charge-offs	0.64	x	1.41	x	1.49	x	1.09	x	0.83	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,598		$2,643		$2,669		$2,696		$2,644		(2)%	(2)%

30+ Delinq. % (a)	1.33%		1.46%		1.31%		1.32%		1.41%
Charge-offs % (qtr. annualized)	1.23		1.40		1.36		1.45		1.23

Allowance / loans %	1.19%		1.04%		1.12%		1.79%		1.70%
Allowance / Charge-offs	0.96	x	0.74	x	0.81	x	1.24	x	1.40	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$331		$327		$328		$342		$345		1%	(4)%

30+ Delinq. % (a)	1.89%		1.98%		1.77%		1.83%		2.09%
Charge-offs % (qtr. annualized)	4.44		3.57		5.10		3.48		4.04

Allowance / loans %	3.56%		3.69%		4.61%		4.56%		5.07%
Allowance / Charge-offs	0.81	x	1.03	x	0.90	x	1.31	x	1.25	x

*	Amount is less than one percent
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: MORTGAGE BANKING AND CAPITAL MARKETS Quarterly, Unaudited

											4Q09 Change vs.
	4Q09		3Q09		2Q09		1Q09		4Q08		3Q09	4Q08

Total Mortgage Banking
Period-end loans ($ millions)	$554		$571		$592		$668		$674		(3)%	(18)%

30+ Delinq. % (a)	6.41%		5.19%		6.03%		7.09%		3.63%
NPL %	13.94		12.01		9.37		5.84		2.95

Allowance / loans %	3.76%		2.47%		5.04%		3.67%		4.15%

Total Capital Markets
Period-end loans ($ millions)	$1,989		$1,772		$2,059		$2,034		$1,918		12%	4%

30+ Delinq. % (a)	0.58%		1.42%		0.56%		2.13%		0.68%
NPL %	4.46		5.84		3.45		1.99		1.43
Charge-offs % (qtr. annualized)	2.01		7.19		2.74		1.14		1.91

Allowance / loans %	5.80%		5.65%		3.85%		3.54%		3.31%
Allowance / charge-offs	3.19	x	0.75	x	1.44	x	3.24	x	1.94	x

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: NATIONAL SPECIALTY LENDING Quarterly, Unaudited

											4Q09 Change vs.
	4Q09		3Q09		2Q09		1Q09		4Q08		3Q09	4Q08

Total National Specialty Lending
Period-end loans ($ millions)	$5,684		$6,171		$6,653		$7,143		$7,668		(8)%	(26)%

30+ Delinq. % (a)	3.83%		3.41%		4.35%		4.49%		3.46%
NPL %	9.03		10.74		11.49		11.84		10.88
Charge-offs % (qtr. annualized)	8.25		7.92		9.25		7.47		6.00

Allowance / loans %	7.04%		7.53%		7.70%		6.94%		5.82%
Allowance / charge-offs	0.81	x	0.92	x	0.80	x	0.89	x	0.95	x

Key Portfolio Details

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$253		$290		$314		$341		$356		(13)%	(29)%

30+ Delinq. % (a)	2.11		—		8.16%		9.03%		7.51%
NPL %	33.32		30.28		24.59		20.52		18.22
Charge-offs % (qtr. annualized)	22.25		11.51		7.70		7.66		8.74

Allowance / loans %	8.90%		6.86%		8.02%		5.23%		4.67%
Allowance / charge-offs	0.36	x	0.56	x	0.98	x	0.67	x	0.50	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$340		$477		$579		$682		$780		(29)%	(56)%

30+ Delinq. % (a)	2.19%		2.33%		4.87%		12.47%		3.19%
NPL %	60.60		54.60		52.10		48.91		40.97
Charge-offs % (qtr. annualized)	27.44		17.46		23.56		22.50		19.26

Allowance / loans %	7.83%		9.20%		9.75%		7.55%		8.03%
Allowance / charge-offs	0.22	x	0.47	x	0.37	x	0.31	x	0.38	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$4,333		$4,504		$4,686		$4,913		$5,105		(4)%	(15)%

30+ Delinq. % (a)	2.89%		2.75%		2.59%		2.38%		2.26%
NPL %	0.30		0.15		0.13		0.10		0.10
Charge-offs % (qtr. annualized)	3.94		3.98		3.94		2.88		2.10

Allowance / loans %	4.25%		4.49%		4.13%		3.76%		2.68%
Allowance / charge-offs	1.06	x	1.11	x	1.03	x	1.28	x	1.26	x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$229		$362		$558		$773		$981		(37)%	(77)%

30+ Delinq. % (a)	9.87%		4.00%		7.90%		2.82%		4.43%
NPL %	82.73		77.37		64.06		55.19		43.03
Charge-offs % (qtr. annualized)	32.03		29.87		30.53		21.10		14.80

Allowance / loans %	26.85%		30.21%		29.46%		23.74%		20.44%
Allowance / charge-offs	0.67	x	0.79	x	0.80	x	0.99	x	1.25	x

Permanent Mortgage
Period-end loans ($ millions)	$506		$514		$490		$407		$417		(2)%	21%

30+ Delinq. % (a)	10.93%		11.48%		13.90%		15.72%		12.60%
NPL %	4.05		5.34		4.42		2.50		5.32
Charge-offs % (qtr. annualized)	0.08		0.11		0.14		0.06		—

Allowance / loans %	20.23%		16.77%		13.93%		13.14%		6.13%
Allowance / charge-offs	2.53	x	1.63	x	1.03	x	8.14	x	NM

Other Consumer
Period-end loans ($ millions)	$24		$24		$25		$26		$29		*	(17)%

30+ Delinq. % (a)	6.77%		7.47%		8.05%		8.56%		8.14%
Charge-offs % (qtr. annualized)	15.20		18.58		17.40		15.27		11.31

Allowance / loans %	12.37%		13.60%		17.35%		18.94%		13.87%
Allowance / Charge-offs	0.81	x	0.73	x	0.96	x	1.16	x	1.22	x

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — COMMERCIAL Unaudited

C&I Portfolio: $7.1 Billion (39% of Total Loans)
-	Primarily relationship customers in TN and regional middle market lending efforts

-	Diverse by industry, good granularity

-	Impacted by deterioration in overall economic conditions

-	Trust preferred loans and bank-related exposures most severely impacted

% OS

General Corporate, Commercial, and Business Banking Loans	80%
Mortgage Warehouse Line Balances	10%
Trust Preferred Loans	7%
Bank Holding Company Lending	3%

Income CRE Portfolio: $1.8 Billion (10% of Total Loans)

-	Traditional commercial real estate construction and mini-permanent loans

-	80% managed by Regional Banking segment (approx)

-	Only 14% in national CRE business: wind-down portfolio (approx)

-	Poor economic conditions impacting vacancy levels, rate of stabilization, and rental rates

-	Lack of available financing combined with a weak economy impacting property valuations

-	Expect a prolonged period of portfolio underperformance versus historical expectations

Top 10 States

	% OS	% NPL

TN	44.76%	3.45%
NC	8.99%	21.54%
FL	6.73%	42.93%
GA	6.46%	3.84%
TX	4.81%	12.72%
MS	3.58%	0.42%
WA	3.36%	15.20%
SC	3.23%	2.52%
WV	2.02%	0.00%
AZ	1.99%	59.33%

As of 12/31/09

Homebuilder Portfolio: $640 Million (4% of Total Loans)

-	Loans to residential builders and developers

-	Performance severely impacted by the housing market

-	Most severe market conditions in FL, WA, CA, AZ and MD

-	Wind-down portfolio: In early 2008 ceased originations for national CRE lending; balances have decreased by 75% since March 2008

Top 10 States

	% OS	% NPL

TN	28.11%	14.78%
FL	10.82%	78.83%
NC	8.56%	39.74%
WA	7.30%	50.29%
TX	5.70%	20.39%
CA	4.13%	41.68%
CO	3.71%	33.43%
VA	3.70%	23.76%
AZ	3.14%	100.00%
MD	3.10%	58.96%

As of 12/31/09

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — CONSUMER Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $6.9 Billion (38% of Total Loans)

-	Performance stabilizing

-	Geographically diverse
-	Top States (TN = 35%, CA = 15%, VA = 4%, WA = 4%)
-	Strong borrower quality
-	736 avg. portfolio origination FICO; 729 avg. portfolio FICO (refreshed)
-	Good collateral position
-	High LTV loans managed through whole loan insurance

-	28% first lien and 72% second lien

-	87% of uninsured portfolio <90 CLTV

-	13% of uninsured portfolio is HLTV, 65% of which (or 8.5%) have FICO >700

-	FHN has not originated loans >89.9% CLTV since September 2007
-	Good borrower capacity (37% avg. DTI)

-	Primarily retail-sourced (86% retail)

-	Mix of older vintage loans
-	48% originated prior to 2006

Top 10 States

	% OS	Del. %	C/O %

TN	35%	1.29%	.94%
CA	15%	3.08%	6.52%
VA	4%	1.76%	2.96%
WA	4%	2.09%	4.56%
MD	3%	2.66%	3.66%
GA	3%	3.12%	2.01%
FL	3%	4.55%	12.20%
AZ	3%	4.54%	14.40%
NJ	2%	2.05%	4.48%
PA	2%	2.08%	2.56%

As of 12/31/09

Retail vs. Wholesale Originations

	% OS	Del. %	C/O %

Retail	86.13%	1.99%	2.88%
Wholesale	11.64%	4.74%	12.36%
Other	2.23%	2.21%	5.11%

As of 12/31/09

Portfolio Breakdown by LTV and FICO

	<=80%	80% - 90%	>90%

>=740	32.7%	14.6%	4.8%
720-739	7.1%	4.6%	1.9%
700-719	7.1%	4.3%	1.8%
660-699	7.8%	3.9%	3.0%
620-659	2.5%	1.3%	1.2%
<620	.8%	.3%	.5%
*excludes whole loan insurance

As of 12/31/09

		Balance	Origination Characteristics					QTD	YTD
	Vintage	%	CLTV	FICO	% Broker *	% TN	% 1st lien	NCO’s %	NCO’s %

	pre-2002	6%	76%	718	16%	49%	36%	1.37%	1.73%
	2003	9%	74%	731	13%	36%	44%	.51%	1.13%
	2004	12%	77%	728	23%	26%	30%	3.34%	2.35%
	2005	21%	80%	732	19%	20%	17%	7.91%	5.04%
	2006	17%	77%	735	6%	25%	18%	4.84%	4.62%
	2007	19%	79%	740	15%	27%	19%	4.30%	3.95%
	2008	10%	76%	749	9%	70%	52%	1.65%	2.05%
	2009	6%	72%	755	2%	84%	59%	.36%	.10%

	Total	100%	77%	736	14%	35%	28%	2.93%	2.83%
*	Correspondent and Wholesale

Permanent Mortgage Portfolio: $1.1 Billion (6% of Total Loans)
-	Portfolio performance varies by underlying pools

-	National portfolios winding-down

-	Originations primarily consist of OTC completed construction loans

-	Geographically diverse

-	Balanced origination sources
-	51% retail; 49% wholesale
-	Documentation type
-	60% full doc; 37% stated; 3% other
-	Product type
-	62% jumbo; 22% Alt A; 16% other

Top 10 States

	% OS	Del. %

CA	20%	7.40%
TX	10%	7.45%
WA	8%	7.45%
AZ	6%	10.58%
VA	5%	2.64%
UT	5%	21.01%
OR	4%	12.27%
FL	4%	13.67%
MD	4%	5.33%
ID	3%	12.09%

As of 12/31/09

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading
Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.
Watch List Process
For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.
Classified and Non-Accruals
When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more active management and detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits.
Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk, or if loans become 90 days or more past due.
Impairment Assessment
Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with GAAP and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value.

One-Time Close (OTC) Loans
For OTC real estate construction loans, reserve levels are established based on portfolio modeling and regular portfolio reviews conducted with business line managers and credit officers. In addition, OTC loans that reach 90 days past due are placed on non-accrual. A new appraisal is ordered for loans that reach 90 days past due or are classified as substandard during the monthly portfolio review. Loans are initially written down to current appraised value. Loans are then assessed for charge down again when they reach 180 days past due, and again when they are taken into OREO.

Home Equity Loans & Lines
For home equity loans and lines, reserve levels are established through the use of segmented roll rate models. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged-off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write down to a percentage of appraised value.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.
Appraisal Fees: A fee charged to the borrower for the cost of appraising a property.
ASC 310 Fee Deferral: The timing difference between collecting and recognizing origination fees on a loan not carried at elected fair value. For loans held for sale not carried at elected fair value, origination fees are recognized at the time the loan is sold, not at the time the loan is originated.
ASC 310 Reclassification: The reclassification of the cost of originating mortgage warehouse loans, not carried at elected fair value, sold during the period.
Core business segments: Management treats Regional Banking, Capital Markets, and Corporate as FHN’s core businesses. Mortgage Banking and National Specialty Lending have significant legacy assets and operations that are being wound down.
Credit Report Fee: A fee charged to the borrower for the cost of obtaining the borrower’s credit report.
Final Inspection Fee: A fee charged to the borrower to inspect a property.
Individually Impaired Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring and are individually evaluated for impairment. These loans are generally written down to an estimate of collateral value less cost to sell.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Origination Fees: A fee charged to the borrower by the lender to originate a loan. Usually stated as a percentage of the face value of the loan.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / Loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / Charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP to GAAP RECONCILIATION Quarterly, Unaudited

(Thousands)	4Q09	3Q09	2Q09	1Q09	4Q08

Pre-Tax Pre-Provision Earnings (Non-GAAP)
Pre-tax loss (GAAP)	$(89,265)	$(40,182)	$(179,217)	$(111,870)	$(83,254)
Less: Provision for loan losses (GAAP)	135,000	185,000	260,000	300,000	280,000

Pre-tax pre-provision earnings (Non-GAAP)	$45,735	$144,818	$80,783	$188,130	$196,746

(Millions)

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$3,302.5	$3,370.2	$3,394.0	$3,507.7	$3,574.6
Less: Preferred stock capital surplus — CPP	798.7	794.6	790.6	786.6	785.7
Less: Noncontrolling interest (a)	295.2	295.2	295.2	295.2	295.2

(B) Total common equity	$2,208.6	$2,280.4	$2,308.2	$2,425.9	$2,493.7
Less: Intangible assets (GAAP) (b)	203.8	218.9	234.3	235.9	237.5

(C) Tangible common equity (Non-GAAP)	$2,004.8	$2,061.5	$2,073.9	$2,190.0	$2,256.2
Less: Unrealized gains on AFS securities, net of tax	64.9	67.5	59.2	57.4	42.3

(D) Adjusted tangible common equity (Non-GAAP) (c)	$1,939.9	$1,994.0	$2,014.7	$2,132.6	$2,213.9

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$26,068.7	$26,465.9	$28,758.9	$31,208.0	$31,022.0
Less: Intangible assets (GAAP) (b)	203.8	218.9	234.3	235.9	237.5

(F) Tangible assets (Non-GAAP)	$25,864.9	$26,247.0	$28,524.6	$30,972.1	$30,784.5

Period-end Shares Outstanding
(G) Period-end shares outstanding	222.0	221.9	221.9	221.6	220.7

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$3,485.3	$3,563.7	$3,596.3	$3,709.0	$3,784.2
Less: Preferred stock capital surplus — CPP	798.7	794.6	790.6	786.6	782.7
Less: Noncontrolling interest — FTBNA preferred stock (a) (f)	294.8	294.8	294.8	294.8	294.8
Less: Trust preferred (g)	300.0	300.0	300.0	300.0	300.0

(I) Tier 1 common (Non-GAAP)	$2,091.8	$2,174.3	$2,210.9	$2,327.6	$2,406.7

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$21,410.1	$21,999.5	$23,123.4	$24,771.8	$25,185.4

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	7.75%	7.85%	7.27%	7.07%	7.34%
(A)/(E) Total equity to total assets (GAAP)	12.67%	12.73%	11.80%	11.24%	11.52%
(C)/(G) Tangible book value per common share (Non-GAAP)	$9.03	$9.29	$9.35	$9.88	$10.22
(B)/(G) Book value per common share (GAAP)	$9.95	$10.28	$10.40	$10.95	$11.31
(I)/(J) Tier 1 common ratio (Non-GAAP)	9.77%	9.88%	9.56%	9.40%	9.56%
(H)/(E) Tier 1 capital to total assets (GAAP)	13.37%	13.47%	12.50%	11.88%	12.20%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c)	9.06%	9.06%	8.71%	8.61%	8.80%

(a)	Included in total equity on the consolidated balance sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

(c)	See Glossary of Terms for definition of ratio.

(d)	Current quarter is an estimate.

(e)	Defined by and calculated in conformity with bank regulations.

(f)	Represents FTBNA preferred stock included in noncontrolling interest.

(g)	Included in term borrowings on the consolidated balance sheet.

First Horizon National Corporation Fourth Quarter 2009 Earnings January 19, 2010

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe" "expect" "anticipate" "intend" "estimate" "should" "is likely" "will" "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

Strategic Accomplishments of 2009 1Current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix. Refocusing on Core Businesses NIM improved 39bps to 4.97% from 4Q08 to 4Q09 Average Regional Banking core deposits up $1.2B or 12% from 4Q08 to 4Q09 Line of business structure implemented in 2009 Solid Regional Banking Franchise Strong Capital Markets Business Record fixed income average daily revenue of $2.4mm in 2009, up 22% from 2008 Efficient variable cost structure Reducing Risk Consolidated average core deposits increased $1.1B or 9% from 4Q08 to 4Q09 Total decline in debt of $1.8B in 2009 Reduced wholesale funding by $4.3B from 4Q08 to 4Q09 Loan to core deposit ratio improved to 122% from 160% from 4Q08 to 4Q09 Improved Liquidity Position Balance Sheet Reduction Total assets declined to $26.1B or 16% below year end 2008 National Specialty loans decreased 40% or $3.9B since 12/31/07 Tier 1 ratio of 16.3% Tier 1 Common of 9.8% TCE + Reserves of 13.6% TCE/TA of 7.8% Bolstered Capital Position1 Ability to Execute Proactive on Asset Quality NPLs declined 16%, NCO's down 9% from 3Q09 to 4Q09 Charge-offs decreased in 3Q09 & 4Q09 Reserve decrease in 3Q09 & 4Q09

1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2Current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix. Financial Highlights: Fourth Quarter 2009 Loss per share of $0.32 after discontinued operations Net loss available to common shareholders of $71mm $(31)mm pre-tax impact from restructuring items $(15)mm impact of TARP CPP preferred Provision decreased $50mm to $135mm from 3Q09 Charge-offs declined 9% linked-quarter NPAs down 14% linked-quarter Strong capital ratios improved: TCE/TA at 7.8%2 Tier 1 at 16.3%2 Tier 1 Common at 9.8%2 Pre-tax, pre-provision income1 of $46mm Regional Banking and Capital Markets contributed $109mm Wind-down businesses experienced higher environmental costs and lower hedging results NIM at 3.19%, up 5bps linked-quarter Regional Banking NIM up 17bps to 4.97% Fee income as a percent of total revenue at 57% Fixed Income average daily revenue at $1.8mm in 4Q09 vs. $1.9mm in 3Q09 Expenses of $390mm $22mm of restructuring, repositioning and efficiency charges $72mm of environmental costs, including $59mm P&L expense of mortgage repurchase reserves Expenses down 9% in Regional Bank and down 5% in Capital Markets, linked-quarter Key Results Key Drivers

Financial Results

Consolidated Financial Results Pre-tax, pre-provision income1 of $46mm Restructuring items with pre-tax impact of $(31)mm Fees at $247mm in 4Q09 Continued solid fixed income sales, slightly down from last quarter's levels Mortgage hedging results of $24mm Expenses at $390mm in 4Q09 Regional Banking expenses decreased 9% or $15mm primarily from lower foreclosure costs Lower variable compensation in Capital Markets drove expenses down 5% or $4mm Increase driven by elevated environmental costs: $59mm of mortgage repurchase reserve expense $13mm of foreclosure expense Provision at $135mm $48mm reserve decrease Second straight quarter of lower provision expense and reserve decrease Charge-offs down $19mm to $183mm at 4Q09 Period-end shares increased to 222mm2 Prior quarters restated to reflect stock dividend Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2At 12/31/09.

Regional Banking 3Q09 Capital Markets Corporate Mortgage National Specialty Pre-Tax, Pre-Provision Earnings: Regional Banking Improves Pre-Tax, Pre-Provision Earnings1 4Q09 Drivers / Impacts 4Q09 Revenue 4Q09 Expense Repurchase Reserve of $(59)mm in 4Q09 vs. $(26)mm in 3Q09 $36 $65 $17 $21 $8 $205 $(155) $141 $(82) $9 $(41) $52 $(80) $29 $(33) Core Business (subtotal) Total $117 $355 $(278) $145 $436 $(390) 4Q09 Lower variable compensation Foreclosures: $(2)mm in 4Q09 vs. $(8)mm 3Q09; Average daily revenue of $1.8mm in 4Q09 vs. $1.9mm in 3Q09 Lower hedging results of $24mm in 4Q09 vs. $31mm 3Q09 NIM expanded to 4.97% in 4Q09 vs. 4.80% in 3Q09 $50 $59 $(32) Debt repurchase gain of $4mm vs. $13mm in 3Q09 $77 $(28) $(4) $46 Restructuring items of $31mm pre-tax impact in 4Q09 Numbers are in millions of dollars and may not add to totals due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix.

Repositioning Actions Repositioning actions are consistent with ongoing efficiency plan and should improve performance over the long-term Numbers are in millions of dollars and may not add to totals due to rounding. Item Pre-Tax Impact Cash Impact Non-Cash Impact Contract Cancellation $13 $4 $9 Divestiture and Closure of First Horizon Insurance (Atlanta) $12 $1 $11 Divestiture and Closure of Remittance Processing Business $5 $1 $4 Other $1 - $1 Total $31 $6 $25

Core Businesses' Expenses Decline, Environmental Costs Continue to be Volatile Consolidated expenses up 12% to $390mm from 3Q09 to 4Q09 Includes $22mm of expense from restructuring actions Regional Banking expenses decreased 9% linked quarter Capital markets expenses down 5% linked quarter Environmental costs show continued volatility Continued elevated foreclosure costs of $13mm in 4Q09 vs. $21mm in 3Q09 Higher mortgage repurchase reserve expense of $59mm in 4Q09 vs. $26mm in 3Q09 Expenses by Business Line Environmental Costs 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Regional Banking 151 146 154 163 168 168 170 155 Capital Markets 116 101 88 105 142 105 87 82 Corporate 167 37 41 2 17 25 17 41 Mortgage/Nat'l Specialty 179 117 65 81 104 75 112 $390 $350 $402 $408 $335 4Q08 1Q09 2Q09 3Q09 4Q09 Reinsurance Reserve 16.6 14.3 8.2 - Consumer Repurchase Reserves 8.2 10 21.8 21.2 13.1 Mortgage Repurchase Reserves1 2.8 12.3 29.1 25.8 59.3 Foreclosure Expense - 10 12 - - FDIC special assessment - - 12.6 - - $73 $47 $84 $47 $28 1Mortgage repurchase reserve related to mortgage banking 2Consumer repurchase reserves related to home equity. 2

2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Loan Yield 0.0529 0.0512 0.048 0.0398 0.0393 0.0387 0.0391 Deposit Cost 0.0244 0.0229 0.0211 0.0177 0.014 0.0112 0.01 Spread (right axis) 285 283 269 222 253 275 291 Reducing Balance Sheet Risk, Growing Core Deposits & Improving Net Interest Margin Total assets declined to $26B in 4Q09 National Specialty loans decreased $458mm Continued consolidated average core deposit growth Up 3% linked quarter, 9% from 4Q08 to 4Q09 Consolidated NIM improved 5bps to 3.19% linked quarter Core businesses NIM1 up 3bps linked quarter to 3.69% Regional Bank up 17 bps to 4.97% Widening spreads on new loans with improved pricing Weighted average rate paid on core deposits declined Adverse impact of non-accruals lessening 2 Yields and Rates Adverse Impact of Non-Accruals Net Interest Margin by Segment Average Core Deposits 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Regional Banking 9.6 9.8 10.3 10.3 10.5 10.9 Capital Markets 0.2 0.2 0.2 0.3 0.4 0.404 Corporate 1.2 1.6 1.2 1 1.5 1.5 Mortgage 1 0.7 1.2 1 0.8 0.693 National Specialty 0.2 0.1 0.1 0.1 0.1 0.0765 1Core businesses NIM is a non-GAAP number relating to the three core business segments: Regional Banking, Capital Markets, and Corporate. It is calculated in the same basic manner as First Horizon (consolidated) NIM, by dividing fully tax equivalent net interest income for the three core segments by average earning assets for those segments. 2Spread is loan yield minus deposit cost. $9.8 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Loss of Yield and Int Reversals 16 20 23 17 16 17 13 $10.3 $10.3 $10.5 $10.9

Asset Quality

Asset Quality Overview: Charge-Offs and Reserves Decrease1 Reserves vs. Peers2 Reserves and Charge-offs 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Provision 43.352 156.519 240 220 340 270 Net Charge-Offs 31.384 50.793 99.138 127.672 154.693 191.2 208.3 239.4 202 183 Net Charge-Offs -31.384 -50.793 -99.138 -127.672 -154.693 -195 Reserve 245.163 353.067 494.989 597.452 779.565 858 Reserve Increase/ Decrease 11.968 105.726 140.862 91.9 185.307 88.8 91.7 20.6 -17 -48 Reserve % of Loans (right axis) 0.0108 0.0155 0.022 0.0259 0.0352 0.0399 0.0457 0.0491 0.051 0.0495 Provision 0.0108 0.0155 0.022 0.0259 0.0352 0.0399 0.0457 0.0491 0.051 0.0495 Peer Median FHN Consolidated FHN Regional Bank FHN Capital Markets3 FHN National Portfolios Reserves 0.027 0.0495 0.0365 0.058 0.0675 1Asset quality ratios as of 12/31/2009. 2Peer Median includes Top 50 banks by asset size as of 3Q09. 3Capital Markets reserve excludes LOCOM. Net charge-offs totaled $183mm, down $19mm from 3Q09 4.00% (annualized) of loans1 Reserves decreased $48mm, to $897mm linked quarter 4.95% of loans1 Reserve increases in Commercial & Industrial (bank-related) and Mortgage Reserve decreases in One Time Close and Residential Commercial Real Estate $191 $208 $239 $202 $183

1ORE excludes foreclosed real estate from GNMA loans. 2Includes Commercial & One-Time Close Portfolios only; Numbers may not add due to rounding. ORE: Proactive Valuation and Disposition Efforts1 NPLs: Decreased Inflows, Increased Resolutions2 Non-Performing Assets Declining 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 NPLs 208.3 307.1 537.3 770 900 1054.4 1132.7 1126.96 1120 937 ORE 60 85.3 83.7 106.1 115.5 103.6 119 106.12 100.77 113 43% 16% 14% 8% (2)% (1)% (14)% NPAs declined $169mm, or 14% linked-quarter, down for the third straight quarter ORE increased 14% reflecting NPLs rolling to owned real estate Individual sales at approx. carrying values Average age of ORE approximately 180 days NPL levels down 16% OTC and Residential CRE down significantly C&I and Income CRE down marginally Home equity and Mortgage up marginally NPAs Declining, Problem Loan Resolution Efforts Continue

1As of 12/31/09; NPLs as a percentage of each portfolio. Income CRE Portfolio: Stress to Remain through 2010 Portfolio Characteristics Performance Collateral Type1 Loan Type1 Construction Land Mini-Perm/Non-Construction Property Type 0.19 0.12 0.69 Construction 19% Land 12% Mini-Perm/ Construction 69% NPLs by Product Type1 Traditional commercial real estate construction and mini- permanent loans Balances of $1.8B at 4Q09; 80% managed in Regional Banking Market conditions impacting portfolio performance Recession increasing vacancy and rental rates (NOI) Lack of available financing increasing cap rates Proactively managing problem projects and maturities to regulatory standards Reserves of 8.7% at 12/31/09 Portfolio performance stabilizing, but will remain at or near current level for 2010 2Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 30+ Delq. 0.52 0.0196 0.0057 0.0143 0.0347 0.0242 0.0423 0.0282 0.0219 0.0313 Net Charge-Offs (ann.) 0.74 0.0013 0.0194 0.0063 0.0024 0.0273 0.0336 0.064 0.0346 0.0613 NPLs/Total Loans 0.0354 0.0372 0.0502 0.063 0.0867 0.1087 0.1035 Retail Multi-Family Office Land Other Industrial Hospitality Income CRE by balances 0.24 0.19 0.14 0.12 0.11 0.12 0.08 Other 11% Land 12% Industrial 12% Hospitality 8% Retail 24% Multi-Family 19% Office 14%

1Reserve Coverage includes LOCOM on TRUPs . 2NCO% is YTD. Consolidated C&I Portfolio 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 30+ Delq. 0.0115 0.0053 0.0153 0.0082 0.0125 0.0096 Net Charge-Offs (Ann.) 0.0164 0.0221 0.0155 0.0143 0.0248 0.0121 NPLs/Total Loans 0.0105 0.0103 0.0135 0.0152 0.0213 0.019 TRUPS and Bank-Related Loans C&I Portfolio: Core Stable; TRUPS, Bank-Related Loans Stressed Largely TN portfolio, 74% housed in the Regional Bank $7.1B portfolio diversified by industry Performance impacted disproportionately by TRUPs and bank-related loans $21mm 4Q09 charge-offs: no TRUPS and bank-related losses $44mm 3Q09 charge-offs: $25mm in TRUPS and bank-related losses TRUPS and bank holding company loan portfolios re-graded quarterly to maintain an accurate risk profile and adequate reserve levels C&I consolidated reserves of 3.9% at 12/31/09 TRUPs & Bank Related All Other C&I Property Type 0.91 0.09 All Other C&I 90% TRUPs & Bank Related 10%

C&I Portfolio: TRUPS & Bank-Related Loans $697mm balances in TRUPS and bank-related loans $301mm whole-loan TRUPs to banks $164mm whole-loan TRUPs to insurance companies $131mm loans to bank holding companies $101mm other loans secured by bank stock Fed Funds lines also extended to many correspondents: not committed, very short term Most intensive focus on bank TRUPs and bank holding company loans: elevated reserves held for riskier exposures Impact of TRUPS and Bank-Related Loans 4Q09 TRUPs & Bank-Related Loans1 C&I w/o TRUPs & Bank-Related Loans Total C&I Portfolio PE Balances ($mm) $697 $6,438 $7,135 Reserves ($mm) $120 $157 $277 Reserve Coverage 17.19%1 2.44% 3.88% NPL % 6.55% 1.40% 1.90% NCO %2 3.93% 1.41% 1.67% 1Reserve Coverage includes LOCOM on TRUPs . 2NCO% is YTD.

30 Day Del. 1/8/2008 Feb March April May June July Aug Sept Oct Nov Dec 1/1/2009 Feb March April May June July Aug Sept Oct Nov Dec Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 0.0124 0.0129 0.0128 0.0142 0.0133 0.0144 0.0147 0.0133 0.0131 National Specialty 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 0.0243 0.0249 0.0262 0.0265 0.0265 0.0279 0.0282 0.0288 0.0293 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Home Equity Portfolio 30+ Delinquency: National vs. Regional1 Net-Charge Offs2 Vintage Mix National Portfolio Run-Off 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Regional Banking 0.52 0.004 0.0064 0.0076 0.015 0.0081 0.0123 0.0145 0.0136 0.014 0.0123 National Specialty 0.74 0.0034 0.0062 0.0102 0.0191 0.017 0.021 0.0288 0.0394 0.0398 0.0394 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Period End Balance 5385.04 5263.97 5140.65 5044.12 4856.63 4625.17 4444.49 4275.07 Constant Pre-Payment Rate (right axis) 0.16 0.15 0.11 0.09 0.15 0.17 0.13 0.14 Industry1 = 13.12% 1Source: McDash industry data as of September 2009. FHN data excludes FHB. 2Net Charge-Offs are annualized.

1Perm Mortgage reflects consolidated asset quality trends. National Wind-Down Portfolios: OTC, Perm Mortgage, & Res CRE 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 OTC Commitments 3.4 3 2.6 2 1.5 1.3 1 0.776 0.412 0.263 OTC Balances 2.2 2 1.8 1.5 1.2 0.981 0.773 0.558 0.362 0.229 Unfunded Commitments 1 0.8 0.5 0.3 0.3 0.23 0.218 0.06 0.034 91% One-Time Close Permanent Mortgage1 National Res CRE OTC balances down 37% from 3Q09 to $229mm Completed loans paid off, modified to perm mortgage, or managed as problem assets OTC reserves of 26.9% at 12/31/09 Perm portfolio balances flat despite OTC in migration Portfolio performance varies by underlying pools Delinquency trends moderating Reserves of 11.4% at 4Q09; increased in response to increase in observed loss severities Residential CRE national balances down 29% from 3Q09 down to $340mm at 4Q09 National Residential CRE reserves of 7.8% at 4Q09 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Nat'l Res CRE Balances 1.432 1.4 1.1 0.927 0.78 0.682 0.579 0.477 0.34 Nat'l Res CRE Commitments 0.9 2 1.6 0.4 0.7 0.3 0.1 0.1 0.09 0.9 0.4 0.7 0.3 0.1 0.1 0.0057 NPLs as % of portfolio 0.078 0.1207 0.2202 0.3203 0.4097 0.4891 0.521 0.546 0.606 30+day Del. 0.0428 0.0662 0.0505 0.0319 0.1247 0.0487 0.0233 0.0219 83% 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Perm Mortgage Balances 647 1004 1080 1127 1109 1112 1113 1086 30+Del. 0.0636 0.0738 0.0694 0.1011 0.0944 0.0809 0.0849 Charge-Offs Ann. 0.663175 0.0115 0.0022 0.0057 0.0347 0.0797 0.0627 0.0465

Credit Expectations and Risks Summary 2010 Outlook (stable/improving economy): National Residential CRE and One Time Close portfolios largely gone Home Equity losses decrease in second half of 2010 C&I core portfolio mostly stable although volatility expected in TRUPs and bank-related loans Income CRE trends likely to remain stressed 2010 charge-offs and reserves should be lower than 2009 levels if current economic trends continue 1Other includes permanent mortgage, other consumer, and credit card. 22010 net charge-off expectations are relative to total 2009 net charge-offs. 32010 expectations are related to year-end 2009 actual levels.

Summary Earnings power within core franchise Regional Banking continues to improve Capital Markets' fixed income revenues remain strong, but normalizing along with market conditions NPA and charge-off declines consistent with expectations Reflects proactive approach and wind-down of national portfolios Provision expense decreased for second straight quarter National wind-down businesses continue to comprise a lower percentage of the total balance sheet Capital and liquidity remain strong On track to return to sustained profitability

Appendix

As of 12/31/2009; numbers may not add to total due to rounding. Credit Quality Summary by Portfolio Material differences in the performance of the national portfolios vs. the core franchise portfolios Portfolio metrics in the national wind-down portfolios becoming increasingly worse as wind-down enters final stages $ in millions

Numbers may not add to total due to rounding. 1Peer median includes Top 50 banks at 2Q09 as of 8/10/09. TCE and TA are considered non-GAAP, and a reconciliation is provided in the appendix. 2Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $4.0B. Liquidity and Capital Remain Strong TCE + Reserves / RWA1 Liquidity Wholesale Funding2 - P/E Balances ($B) Capital Ratios1 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 3Q09 Peer Median Tangible Common Equity 0.0623 0.0629 0.085 0.0885 0.0896 0.0884 0.0897 0.0906 0.0935 0.0809 Reserves 0.0113 0.0163 0.0199 0.0288 0.0337 0.038 0.0412 0.0461 0.042 0.0233 TCE+Res / RWA 0.0736 0.0791 0.105 0.1173 0.1234 0.1264 0.1313 0.1367 0.1355 0.1042 12.9% 13.7% 13.6% 10.4% Continued average core deposit growth Asset reductions, deposit growth offsetting debt maturities Wholesale funding in non-credit sensitive sources

Retail Wholesale Channel Mix 0.0199 0.0433 >=740 720-739 700-719 660-699 <660 FICO Score (Refreshed) 0.0108 0.0287 0.0328 0.0358 0.0506 Home Equity - Performance and Characteristics Geographic Distribution (%) Portfolio Characteristics 50% % of portfolio 13% 13% 15% 8% 86% 14% 1st Lien 2nd Lien Lien Position 0.0162 0.0259 % of portfolio 30+ Delinquency: Key Drivers 28% 72% % of portfolio FICO Score-Origination Channel Lien Position TN 0.346 CA 0.1475 VA 0.0404 WA 0.0391 MD 0.0337 GA 0.0335 FL 0.0314 AZ 0.025 NJ 0.0194 PA 0.0193 Other 0.3 Core Banking Customers TN 35% Other 30% CA 15% VA 4 WA 4 MD 3 GA 3 FL 3 AZ 3 First Second Total Balance $2.0B $4.9B $6.9B Original FICO 735 736 736 Original CLTV 70% 80% 77% Full Doc 78% 69% 72% Owner Occupied 85% 96% 93% HELOCs $0.8B $3.5B $4.3B Weighted Avg. HELOC Utilization 52% 61% 59%

Appraised Value Pre-Charge Down Balance Cumulative Charge Down Book Balance (12/31/09) East 714.8 693.6 402 402 291.6 1Approximation based on most recent appraised value, which can be impacted by changing market conditions and asset disposition. Problem Loans Written Down to Realizable Values, Reserves Largely for Performing Credits Commercial Loan Reserves Classified non-accrual commercial loans over $1mm are individually assessed for impairment Commercial loans typically charged-down to net realizable value rather than holding reserves Impaired Loans Charge-Downs1 715 694 402 42% write-down (292)

Numbers may not add due to rounding. Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of pre-tax, pre-provision earnings. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.

1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. Numbers may not add due to rounding. Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of TCE, TA, and Tier 1 Common. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.